                                                                   EXHIBIT 10.27



================================================================================


                                CREDIT AGREEMENT



                       ----------------------------------




                      NORTH COAST ENERGY, INC. AS BORROWER



                                       AND



                         UNION BANK OF CALIFORNIA, N.A.

                                    AS AGENT

                              BANK ONE, TEXAS, N.A.

                              AS SYNDICATION AGENT


                                       AND

                         CERTAIN FINANCIAL INSTITUTIONS

                                   AS LENDERS


                       ----------------------------------




                               SEPTEMBER 26, 2000

================================================================================


                                                 TABLE OF CONTENTS

                                                                                                               Page

CREDIT AGREEMENT..................................................................................................1

ARTICLE I - Definitions and References............................................................................1
         Section 1.1.      Defined Terms..........................................................................1
         Section 1.2.      Exhibits and Schedules; Additional Definitions........................................12
         Section 1.3.      Amendment of Defined Instruments......................................................13
         Section 1.4.      References and Titles.................................................................13
         Section 1.5.      Calculations and Determinations.......................................................13

ARTICLE II - The Loans...........................................................................................13
         Section 2.1.      Commitments to Lend; Notes ...........................................................13
         Section 2.2.      Requests for New Loans................................................................14
         Section 2.3.      Interest Rates; Continuations and Conversions of Existing Loans.......................14
         Section 2.4.      Use of Proceeds.......................................................................15
         Section 2.5.      Fees..................................................................................16
         Section 2.6.      Optional Prepayments..................................................................16
         Section 2.7.      Mandatory Prepayments.................................................................16
         Section 2.8.      Initial Borrowing Base................................................................17
         Section 2.9.      Subsequent Determinations of Borrowing Base...........................................17
         Section 2.10.     Borrower's Reduction of Borrowing Base................................................18
         Section 2.17.     Other Letters of Credit and Hedging Contracts with Lenders............................22

ARTICLE III - Payments to Lenders................................................................................22
         Section 3.1.      General Procedures....................................................................22
         Section 3.2.      Capital Reimbursement.................................................................23
         Section 3.3.       Increased Cost of Eurodollar Loans or Letters of Credit..............................23
         Section 3.4.      Availability..........................................................................23
         Section 3.5.      Funding Losses........................................................................24
         Section 3.6.      Reimbursable Taxes....................................................................24
         Section 3.7.      Change of Applicable Lending Office...................................................25
         Section 3.8.      Proceeds of Sales of Mortgaged or Pledged Properties..................................25
         Section 3.9.      Application of Proceeds after Acceleration............................................26

ARTICLE IV - Conditions Precedent to Lending.....................................................................26
         Section 4.1.      Documents to be Delivered.............................................................26
         Section 4.2.      Additional Conditions Precedent.......................................................28

ARTICLE V - Representations and Warranties.......................................................................28
         Section 5.1.      No Default............................................................................29
         Section 5.2.      Organization and Good Standing........................................................29
         Section 5.3.      Authorization.........................................................................29
         Section 5.4.      No Conflicts or Consents..............................................................29
         Section 5.5.      Enforceable Obligations...............................................................29



         Section 5.6.      Initial Financial Statements..........................................................29
         Section 5.7.      Other Obligations and Restrictions. ..................................................29
         Section 5.8.      Full Disclosure.......................................................................30
         Section 5.9.      Litigation............................................................................30
         Section 5.10.     Labor Disputes and Acts of God........................................................30
         Section 5.11.     ERISA Plans and Liabilities...........................................................30
         Section 5.12.     Environmental and Other Laws..........................................................30
         Section 5.13.     Names and Places of Business..........................................................31
         Section 5.14.     Borrower's Subsidiaries...............................................................31
         Section 5.15.     Title to Properties; Licenses.........................................................31
         Section 5.16.     Government Regulation.................................................................32
         Section 5.17.     Officers, Directors and Shareholders..................................................32
         Section 5.18.     Insider...............................................................................32
         Section 5.19.     Solvency..............................................................................32
         Section 5.20.     Partnership Interests.................................................................32

ARTICLE VI - Affirmative Covenants of Borrower...................................................................32
         Section 6.1.      Payment and Performance...............................................................33
         Section 6.2.      Books, Financial Statements and Reports...............................................33
         Section 6.3.      Other Information and Inspections.....................................................34
         Section 6.4.      Notice of Material Events and Change of Address.......................................34
         Section 6.5.      Maintenance of Properties.............................................................35
         Section 6.6.      Maintenance of Existence and Qualifications...........................................35
         Section 6.7.      Payment of Trade Liabilities, Taxes, etc..............................................35
         Section 6.8.      Insurance.............................................................................35
         Section 6.9.      Performance on Borrower's Behalf......................................................36
         Section 6.10.     Interest..............................................................................36
         Section 6.11.     Compliance with Agreements and Law....................................................36
         Section 6.12.     Environmental Matters; Environmental Reviews..........................................36
         Section 6.13.     Evidence of Compliance................................................................36
         Section 6.14.     Agreement to Deliver Security Documents...............................................36
         Section 6.16.     Perfection and Protection of Security Interests and Liens.............................37
         Section 6.17.     Bank Accounts; Offset.................................................................37
         Section 6.18.     Guaranties of Borrower's Subsidiaries.................................................37
         Section 6.19.     Production Proceeds...................................................................38

ARTICLE VII - Negative Covenants of Borrower.....................................................................38
         Section 7.1.      Indebtedness..........................................................................38
         Section 7.2.      Limitation on Liens...................................................................39
         Section 7.3.      Hedging Contracts.....................................................................39
         Section 7.4.      Limitation on Mergers, Issuances of Securities, Diminution of Interests.
                   ..............................................................................................40
         Section 7.5.      Limitation on Sales of Property.......................................................40
         Section 7.6.      Limitation on Dividends, Redemptions, and Payment of Subordinated Debt
                   ..............................................................................................41
         Section 7.7.      Limitation on Investments and New Businesses..........................................41


         Section 7.8.      Limitation on Credit Extensions.......................................................42
         Section 7.9.      Transactions with Affiliates and Partnerships.........................................42
         Section 7.10.     Certain Contracts; Amendments; Multiemployer ERISA Plans..............................42
         Section 7.11.     Subsidiaries..........................................................................43
         Section 7.12.     Trade Payables........................................................................43
         Section 7.13.     Working Capital.......................................................................43
         Section 7.14.     Interest Coverage Ratio...............................................................43
         Section 7.15.     Fixed Charge Coverage Ratio...........................................................43
         Section 7.16.     Fiscal Year...........................................................................43

ARTICLE VIII - Events of Default and Remedies....................................................................43
         Section 8.1.      Events of Default.....................................................................43
         Section 8.2.      Remedies..............................................................................45

ARTICLE IX - Agent...............................................................................................46
         Section 9.1.      Appointment and Authority.............................................................46
         Section 9.2.      Exculpation, Agent's Reliance, Etc....................................................46
         Section 9.3.      Credit Decisions......................................................................46
         Section 9.4.      Indemnification.......................................................................47
         Section 9.5.      Rights as Lender......................................................................47
         Section 9.6.      Sharing of Set-Offs and Other Payments................................................47
         Section 9.7.      Investments...........................................................................48
         Section 9.8.      Benefit of Article IX.................................................................48
         Section 9.9.      Resignation...........................................................................48

ARTICLE X - Miscellaneous........................................................................................48
         Section 10.1.     Waivers and Amendments; Acknowledgements..............................................48
         Section 10.2.     Survival of Agreements; Cumulative Nature.............................................50
         Section 10.3.     Notices...............................................................................50
         Section 10.4.     Payment of Expenses; Indemnity........................................................50
         Section 10.5.     Joint and Several Liability; Parties in Interest; Assignments.........................51
         Section 10.6.     Confidentiality.......................................................................53
         Section 10.7.     Governing Law; Submission to Process..................................................53
         Section 10.8.     Limitation on Interest................................................................54
         Section 10.9.     Termination; Limited Survival.........................................................55
         Section 10.10.    Severability..........................................................................55
         Section 10.11.    Counterparts..........................................................................55
         Section 10.12.    Waiver of Jury Trial, Punitive Damages, etc...........................................55
         Section 10.13.    Letter Transfer Orders................................................................55

Schedules and Exhibits:

Lender Schedule
Schedule 1        -        Disclosure Schedule
Schedule 2        -        Security Schedule
Schedule 3        -        Insurance Schedule

Exhibit A         -        Promissory Note
Exhibit B         -        Borrowing Notice
Exhibit C         -        Continuation/Conversion Notice
Exhibit D         -        Certificate Accompanying Financial Statements
Exhibit E         -        Letter of Credit Application and Agreement
Exhibit F-1       -        Opinion of Counsel for Restricted Persons
Exhibit F-2       -        Opinions of Special Counsel
Exhibit G         -        Assignment and Acceptance Agreement

                                CREDIT AGREEMENT

         THIS CREDIT AGREEMENT is made as of September 26, 2000, by and among NORTH COAST ENERGY, INC., a Delaware corporation (herein called "Borrower"), Union Bank of California, N.A., individually and as agent (herein called "Agent") and the Lenders referred to below. In consideration of the mutual covenants and agreements contained herein the parties hereto agree as follows:


                     ARTICLE I - Definitions and References
                                 --------------------------

         Section 1.1. DEFINED TERMS. As used in this Agreement, each of the following terms has the meaning given to such term in this Section 1.1 or in the sections and subsections referred to below:

         "AFFILIATE" means, as to any Person, each other Person that directly or indirectly (through one or more intermediaries or otherwise) controls, is controlled by, or is under common control with, such Person. A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

                  (a) to vote 20% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managing general partners; or

                  (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

         "AGENT" means Union Bank of California, N.A., as Agent hereunder, and its successors in such capacity; provided, however, that until such time as a Lender other than Union Bank of California, N.A. becomes a party hereto, "Agent" shall mean Union Bank of California, N.A., individually.

         "AGREEMENT" means this Credit Agreement.

         "APPLICABLE LENDING OFFICE" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of Base Rate Loans and such Lender's Eurodollar Lending Office in the case of Eurodollar Loans.

         "APPLICABLE UTILIZATION LEVEL" means, with respect to Loans, on any date the level set forth below that corresponds to the percentage, at the close of business on such day, equivalent to the (i) Facility Usage divided by (ii) the Borrowing Base (the "Utilization Percent"):

    =================================================================
     APPLICABLE UTILIZATION LEVEL             UTILIZATION PERCENT
     ----------------------------             -------------------
    -----------------------------------------------------------------
               Level I                     less than or equal to 50%
    -----------------------------------------------------------------
               Level II                    greater than 50% but less
                                             than or equal to 75%
    -----------------------------------------------------------------
              Level III                        greater than 75%
    =================================================================

         "BANK PARTIES" means Agent, LC Issuer, and all Lenders.

         "BASE RATE" means the Base Rate Margin plus the higher of (a) the Federal Funds Rate plus one-half percent (0.5%) per annum or (b) Agent's Reference Rate. As used in this definition, Agent's "Reference Rate" means that variable rate of interest per annum established by Agent from time to time as its "reference rate" (which rate of interest may not be the lowest rate charged on similar loans). Each change in the Base Rate shall become effective without prior notice to Borrower automatically as of the opening of business on the date of such change in the Base Rate. The Base Rate shall in no event, however, exceed the Highest Lawful Rate.

         "BASE RATE LOAN" means a Loan which does not bear interest at the Eurodollar Rate.

         "BASE RATE MARGIN" means, on any date, with respect to each Base Rate portion of a Loan, the number of basis points per annum set forth below based on the Applicable Utilization Level on such date:

     ===========================================================
     APPLICABLE UTILIZATION LEVEL              BASE RATE MARGIN
     ----------------------------              ----------------
     -----------------------------------------------------------
               Level I                                 0
     -----------------------------------------------------------
               Level II                                0
     -----------------------------------------------------------
              Level III                               25
     ===========================================================

         "BORROWER" means North Coast Energy, Inc., a Delaware corporation.
          --------

         "BORROWING" means a borrowing of new Loans of a single Type pursuant to
Section 2.1 or a Continuation or Conversion of existing Loans into a single Type (and, in the case of Eurodollar Loans, with the same Interest Period) pursuant to Section 2.3.

         "BORROWING BASE" means, at the particular time in question, either the amount provided for in Section 2.8 or the amount determined by Agent in accordance with the provisions of Section 2.9, as reduced by Borrower pursuant to Section 2.10; provided, however, that in no event shall the Borrowing Base ever exceed the Maximum Loan Amount.

         "BORROWING BASE DEFICIENCY" has the meaning given to such term in
Section 2.7(a).

         "BORROWING NOTICE" means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of Section 2.2.

         "BUSINESS DAY" means a day, other than a Saturday or Sunday, on which commercial banks are open for business with the public in Dallas, Texas and Los Angeles, California. Any Business Day in any way relating to Eurodollar Loans (such as the day on which an Interest Period begins or ends) must also be a day on which, in the judgment of Agent, significant transactions in dollars are carried out in the interbank Eurocurrency market.

         "CASH EQUIVALENTS" means Investments in:

         (a) marketable obligations, maturing within 12 months after acquisition thereof, issued or unconditionally guaranteed by the United States of America or an instrumentality or agency thereof and entitled to the full faith and credit of the United States of America.

         (b) demand deposits, and time deposits (including certificates of deposit) maturing within 12 months from the date of deposit thereof, with any office of any Lender or with a domestic office of any national or state bank or trust company which is organized under the Laws of the United States of America or any state therein, which has capital, surplus and undivided profits of at least $500,000,000, and whose certificates of deposit have at least the third highest credit rating given by either Rating Agency.

         (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (a) above entered into with any commercial bank meeting the specifications of clause (b) above.

         (d) open market commercial paper, maturing within 270 days after acquisition thereof, which has the highest or second highest credit rating given by either Rating Agency.

         (e) investments in money market or other mutual funds substantially all of whose assets comprise securities of the types described in clauses (a) through (d) above.

         "CHANGE OF CONTROL" means the occurrence of any one or more of the following events: (i) any Person or two or more Persons acting as a group (other than Nuon International Projects, B.V. or another wholly- owned subsidiary of NV
Nuon) shall acquire "beneficial ownership" (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Act of 1934, as amended, and including holding proxies to vote for the election of directors other than proxies held by Borrower's management or their designees to be voted in favor of Persons nominated by Borrower's Board of Directors) of 35% or more of the outstanding voting securities of Borrower or (ii) one-third or more of the directors of Borrower shall consist of Persons not nominated by Borrower's Board of Directors (not including as Board nominees any directors which the Board is obligated to nominate pursuant to shareholders agreements, voting trust arrangements or similar arrangements) or (iii) Nuon International Projects, B.V. or its parent, NV Nuon, shall not own (a) if a public offering of securities of Borrower shall not have occurred after the date hereof, at least 51% of the outstanding voting securities of Borrower or (b) if a public offering of securities of Borrower shall have occurred after the date hereof, at least 35% of the outstanding voting securities of Borrower. References to a percentage of voting securities of Borrower shall be measured by voting power (including both common stock and any preferred stock or other equity securities entitling the holders thereof to vote with the holders of common stock in elections for directors of Borrower).

         "COLLATERAL" means all property of any kind which is subject to a Lien in favor of Lenders (or in favor of Agent for the benefit of Lenders) or which, under the terms of any Security Document, is purported to be subject to such a Lien.

         "COMMITMENT PERIOD" means the period from and including the date hereof until the Maturity Date (or, if earlier, the day on which the Notes first become due and payable in full).

         "CONSOLIDATED" refers to the consolidation of any Person, in accordance with GAAP, with its properly consolidated subsidiaries. References herein to a Person's Consolidated financial statements, financial position, financial condition, liabilities, etc. refer to the consolidated financial statements, financial position, financial condition, liabilities, etc. of such Person and its properly consolidated subsidiaries.

         "CONSOLIDATED EBITDA" means, for each period of four consecutive Fiscal Quarters, the sum of (1) the Consolidated Net Income of Borrower during such period, plus (2) all interest expense which was deducted in determining such Consolidated Net Income, plus (3) all income taxes which were deducted in determining such Consolidated Net Income, plus (4) all depreciation, amortization (including amortization of good will and debt issue costs) and other non-cash charges (including any provision for the reduction in the carrying value of assets recorded in accordance with GAAP) which were deducted in determining such Consolidated Net

Income, minus (5) all non-cash items of income which were included in determining such Consolidated Net Income.

         "CONSOLIDATED INTEREST EXPENSE" means, for any applicable period, all interest accrued during such period on Indebtedness (including amortization of original issue discount and the interest component of any deferred payment obligations and capital lease obligations) whether such interest is expensed during such period or is capitalized, excluding accrued interest on any Nuon Subordinated Indebtedness with respect to which Borrower has the option to defer, and does defer, the payment in cash by the delivery of a note or the creation of a liability, in either case, which is subordinated to the Obligations in the same manner as the Nuon Subordinated Indebtedness.

         "CONSOLIDATED NET INCOME" means, for any applicable period on a Consolidated basis for Borrower and its Consolidated Subsidiaries, the gross revenues of such Persons for such period, plus any cash dividends or distributions actually received by such Persons from any other business entity, minus all expenses and other proper charges (including taxes on income, to the extent imposed upon such Persons), determined on a Consolidated basis after eliminating earnings or losses attributable to outstanding minority interests, but excluding the net earnings of any other business entity in which such Persons has an ownership interest.

         "CONTINUE", "CONTINUATION", and "CONTINUED" shall refer to the continuation pursuant to Section 2.3 hereof of a Eurodollar Loan as a Eurodollar Loan from one Interest Period to the next Interest Period.

         "CONTINUATION/CONVERSION NOTICE" means a written or telephonic request, or a written confirmation, made by Borrower which meets the requirements of
Section 2.3.

         "CONVERT, CONVERSION, CONVERTED" shall refer to a conversion pursuant to Section 2.3 or Article III of one Type of Loan into another Type of Loan.

         "DEFAULT" means any Event of Default and any default, event or condition which would, with the giving of any requisite notices and the passage of any requisite periods of time, constitute an Event of Default.

         "DEFAULT RATE" means, at the time in question, two percent (2.0%) per annum plus the Base Rate then in effect; provided that, with respect to any Eurodollar Loan with an Interest Period extending beyond the date such Eurodollar Loan becomes due and payable, "Default Rate" shall mean two percent (2.0%) per annum plus the related Eurodollar Rate. The Default Rate shall never exceed the Highest Lawful Rate.

         "DETERMINATION DATE" has the meaning given it in Section 2.9.

         "DISCLOSURE REPORT" means either a notice given by Borrower under
Section 6.4 or a certificate given by Borrower's chief financial officer under
Section 6.2(b).

         "DISCLOSURE SCHEDULE" means Schedule 1 hereto.

         "DISTRIBUTION" means (a) any dividend or other distribution made by a Restricted Person on or in respect of any stock, partnership interest, or other equity interest in such Restricted Person (including any option or warrant to buy such an equity interest), or (b) any payment made by a Restricted Person to purchase, redeem, acquire or retire any stock, partnership interest, or other equity interest in such Restricted Person (including any such option or warrant).

         "DOMESTIC LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" below its name on its signature page hereto, or such other office as such Lender may from time to time specify to Borrower and Agent; and, with respect to Agent, the office, branch, or agency through which it administers this Agreement.

         "ELIGIBLE TRANSFEREE" means a Person which either (a) is a Lender, or
(b) is consented to as an Eligible Transferee by Agent and, so long as no Event of Default is continuing by Borrower, which consents in each case will not be unreasonably withheld (provided that no Person organized outside the United States may be an Eligible Transferee if Borrower at the time of the assignment under Section 10.5 hereof would be required to pay withholding taxes on interest or principal owed to such Person).

         "ENGINEERING REPORT" means the Initial Engineering Report and each engineering report delivered pursuant to Section 6.2.(d).

         "ENVIRONMENTAL LAWS" means any and all Laws relating to the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment including ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, together with all rules and regulations promulgated with respect thereto.

         "ERISA AFFILIATE" means Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control that, together with Borrower, are treated as a single employer under Section 414 of the Internal Revenue Code of 1986, as amended.

         "ERISA PLAN" means any employee pension benefit plan subject to Title IV of ERISA maintained by any ERISA Affiliate with respect to which any Restricted Person has a fixed or contingent liability.

         "EURODOLLAR LENDING OFFICE" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" below its name on the signature page hereto (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to Borrower and Agent.

         "EURODOLLAR LOAN" means a Loan which is properly designated as a Eurodollar Loan pursuant to Section 2.3.

         "EURODOLLAR MARGIN" means, on any date, with respect to each Eurodollar portion of a Loan, the number of basis points per annum set forth below based on the Applicable Utilization Level on such date:

     =============================================================
     APPLICABLE UTILIZATION LEVEL               EURODOLLAR MARGIN
     ----------------------------               -----------------
     -------------------------------------------------------------
                Level I                                150
     -------------------------------------------------------------
               Level II                                175
     -------------------------------------------------------------
               Level III                               200
     =============================================================

         "EURODOLLAR RATE" means, with respect to each particular Eurodollar Loan and the associated LIBOR Rate and Reserve Percentage, the rate per annum calculated by Agent (rounded upwards, if necessary, to the next higher 0.01%) determined on a daily basis pursuant to the following formula :

         Eurodollar Rate=

         LIBOR RATE                  + Eurodollar Margin
         ----------------------------
         100.0% - Reserve Percentage

The Eurodollar Rate for any Eurodollar Loan shall change whenever the Eurodollar Margin or the Reserve Percentage changes. No Eurodollar Rate shall ever exceed the Highest Lawful Rate.

         "EVALUATION DATE" means each of the following:

         (a) March 31 and September 30 of each year, beginning with September 30, 2000;

         (b) Each date which either Borrower or Required Lenders, at their respective options, specifies as a date as of which the Borrowing Base is to be redetermined, provided that each such date must be the first or last date of a current calendar month and that neither Borrower nor Required Lenders shall be entitled to request any such redetermination more than once during any six (6) month period.

         "EVENT OF DEFAULT" has the meaning given to such term in Section 8.1.

         "EXISTING CREDIT DOCUMENTS" means that certain Credit Agreement dated February 9, 1998 among Borrower and ING (U.S.) Capital Corporation, together with the promissory notes made by Borrower thereunder.

         "FACILITY USAGE" means, at the time in question, the aggregate amount of outstanding Loans and existing LC Obligations at such time.

         "FEDERAL FUNDS RATE" shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100th of one percent) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as determined by Agent.

         "FISCAL QUARTER" means a three-month period ending on June 30, September 30, December 31 or March 31, of any year.

         "FISCAL YEAR" means a twelve-month period ending on March 31 of any year.

         "GAAP" means those generally accepted accounting principles and practices which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor) and which, in the case of Borrower and its Consolidated subsidiaries, are applied for all periods after the date hereof in a manner consistent with the manner in which such principles and practices were applied to the audited Initial Financial Statements. If any material change in any accounting principle or practice is required by the Financial

Accounting Standards Board (or any such successor) in order for such principle or practice to continue as a generally accepted accounting principle or practice, all reports and financial statements required hereunder with respect to Borrower or with respect to Borrower and its Consolidated subsidiaries may be prepared in accordance with such change, but all calculations and determinations to be made hereunder may be made in accordance with such change only after notice of such change is given to each Lender and Majority Lenders agree to such change insofar as it affects the accounting of Borrower or of Borrower and its Consolidated subsidiaries.

         "GUARANTOR" means Peake Energy, Inc., a Delaware corporation, and any other Person who has guaranteed some or all of the Obligations.

         "HAZARDOUS MATERIALS" means any substances regulated under any Environmental Law, whether as pollutants, contaminants, or chemicals, or as industrial, toxic or hazardous substances or wastes, or otherwise.

         "HEDGING CONTRACT" means (a) any agreement providing for options, swaps, floors, caps, collars, forward sales or forward purchases involving interest rates, commodities or commodity prices, equities, currencies, bonds, or indexes based on any of the foregoing, (b) any option, futures or forward contract traded on an exchange, and (c) any other derivative agreement or other similar agreement or arrangement.

         "HIGHEST LAWFUL RATE" means, with respect to each Lender, the maximum nonusurious rate of interest that such Lender is permitted under applicable Law to contract for, take, charge, or receive with respect to its Loans. All determinations herein of the Highest Lawful Rate, or of any interest rate determined by reference to the Highest Lawful Rate, shall be made separately for each Lender as appropriate to assure that the Loan Documents are not construed to obligate any Person to pay interest to any Lender at a rate in excess of the Highest Lawful Rate applicable to such Lender.

         "INDEBTEDNESS" of any Person means Liabilities in any of the following categories:

         (a) Liabilities for borrowed money,

         (b) Liabilities constituting an obligation to pay the deferred purchase price of property or services,

         (c) Liabilities evidenced by a bond, debenture, note or similar instrument,

         (d) Liabilities which (i) would under GAAP be shown on such Person's balance sheet as a liability, and (ii) are payable more than one year from the date of creation thereof (other than reserves for taxes and reserves for contingent obligations),

         (e) Liabilities arising under Hedging Contracts,

         (f) Liabilities constituting principal under leases capitalized in accordance with GAAP,

         (g) Liabilities arising under conditional sales or other title retention agreements,

         (h) Liabilities owing under direct or indirect guaranties of Liabilities of any other Person or otherwise constituting obligations to purchase or acquire or to otherwise protect or insure a creditor against loss in respect of Liabilities of any other Person (such as obligations under working capital maintenance agreements, agreements to keep-well, or agreements to purchase Liabilities, assets, goods, securities or services), but excluding (i) endorsements in the ordinary course of business of negotiable instruments in the course of collection and (ii) customary indemnification obligations arising in the ordinary course of business

(for example, indemnities given to officers and directors and customary indemnification provisions under joint operating agreements, partnership agreements and purchase and sale agreements),

         (i) Liabilities (for example, repurchase agreements, mandatorily redeemable preferred stock and sale/leaseback agreements) consisting of an obligation to purchase or redeem securities or other property, if such Liabilities arises out of or in connection with the sale of or issuance of the same or similar securities or property,

         (j) Liabilities with respect to letters of credit or applications or reimbursement agreements therefor,

         (k) Liabilities with respect to payments received in consideration of oil, gas, or other minerals yet to be acquired or produced at the time of payment (including obligations under "take-or-pay" contracts to deliver gas in return for payments already received and the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment), OR

         (l) Liabilities with respect to other obligations to deliver goods or services in consideration of advance payments therefore;

provided, however, that the "Indebtedness" of any Person shall not include Liabilities that were incurred by such Person on ordinary trade terms to vendors, suppliers, or other Persons providing goods and services for use by such Person in the ordinary course of its business, unless and until such Liabilities are outstanding more than 90 days after the original invoice date thereof.

         "INITIAL ENGINEERING REPORT" means the engineering report concerning oil and gas properties of Borrower, prepared by Schlumberger Holditch Reservoir Technologies Consulting Services as of April 1, 2000.

         "INITIAL FINANCIAL STATEMENTS" means (a) the audited annual Consolidated financial statements of Borrower dated as of March 31, 2000 and (b) the unaudited quarterly Consolidated financial statements of Borrower dated as of June 30, 2000.

         "INSURANCE SCHEDULE" means Schedule 3 attached hereto.

         "INTEREST PERIOD" means, with respect to each particular Eurodollar Loan in a Borrowing, the period specified in the Borrowing Notice or Continuation/Conversion Notice applicable thereto, beginning on and including the date specified in such Borrowing Notice or Continuation/Conversion Notice (which must be a Business Day), and ending 1, 2, or 3 or 6 months thereafter, as Borrower may elect in such notice; provided that: (a) any Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; and (b) any Interest Period which begins on the last Business Day in a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day in a calendar month.

         "INVESTMENT" means any investment, made directly or indirectly, in any Person, whether by acquisition of shares of capital stock, indebtedness or other obligations or securities or by loan, advance, capital contribution or otherwise and whether made in cash, by the transfer of property, or by any other means.

         "LAW" means any statute, law, regulation, ordinance, rule, treaty, judgment, order, decree, permit, concession, franchise, license, agreement or other governmental restriction of the United States or any state or political subdivision thereof or of any foreign country or any department, province or other political subdivision thereof.

         "LC APPLICATION" means any application for a Letter of Credit hereafter made by Borrower to LC Issuer.

         "LC COLLATERAL" has the meaning given it in Section 2.16.

         "LC ISSUER" means Union Bank of California, N.A. in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity. Agent may, with the consent of Borrower and the Lender in question, appoint any Lender hereunder as the LC Issuer in place of or in addition to Union Bank of California, N.A.

         "LC OBLIGATIONS" means, at the time in question, the sum of all Matured LC Obligations plus the maximum amounts which LC Issuer might then or thereafter be called upon to advance under all Letters of Credit then outstanding.

         "LENDER HEDGING OBLIGATIONS" means (i) the liabilities of a Restricted Person to a Lender or an Affiliate of any Lender in respect of a Hedging Contract with such Person, (ii) the liabilities of a Restricted Person to a Lender in respect of a letter of credit issued by a Lender which is not issued pursuant to the commitments under this Agreement which is solely used to support the obligations of a Restricted Person in respect of a Hedging Contract, or
(iii) the liabilities of a Restricted Person to a Lender in respect of commitments to make loans or with respect to loans made by a Lender which are not issued pursuant to the commitments under this Agreement which are solely used to fund margin calls in respect of an Hedging Contract.

         "LENDERS" means Union Bank of California, N.A., as the initial lender hereunder and each other Person party hereto as a lender.

         "LENDING OFFICE" means, with respect to any Lender, the office, branch, or agency through which it funds its Eurodollar Loans; with respect to LC Issuer, the office, branch, or agency through which it issues Letters of Credit; and, with respect to Agent or Collateral Agent, the office, branch, or agency through which it administers this Agreement.

         "LETTER OF CREDIT" means any letter of credit issued by Issuing Bank hereunder at the application of Borrower.

         "LIABILITIES" means, as to any Person, all indebtedness, liabilities and obligations of such Person, whether matured or unmatured, liquidated or unliquidated, primary or secondary, direct or indirect, absolute, fixed or contingent, and whether or not required to be considered pursuant to GAAP.

         "LIBOR RATE" means, with respect to each particular Eurodollar Loan and with respect to the related Interest Period, the London Interbank Offered Rate for deposits in United States dollars for a period of time equal or comparable to the length of such Interest Period which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the Business Day that is two Business Days prior to the first day of such Interest Period. The LIBOR Rate determined by Agent with respect to a particular Eurodollar Loan shall be fixed at such rate for the duration of the associated Interest Period. If Lender is unable so to determine the LIBOR Rate for any Eurodollar Loan, Borrower shall be deemed not to have elected such Eurodollar Loan.

         "LIEN" means, with respect to any property or assets, any right or interest therein of a creditor to secure Liabilities owed to it or any other arrangement with such creditor which provides for the payment of such

Liabilities out of such property or assets or which allows such creditor to have such Liabilities satisfied out of such property or assets prior to the general creditors of any owner thereof, including any lien, mortgage, security interest, pledge, deposit, production payment, rights of a vendor under any title retention or conditional sale agreement or lease substantially equivalent thereto, tax lien, mechanic's or materialman's lien, or any other charge or encumbrance for security purposes, whether arising by Law or agreement or otherwise, but excluding any right of offset which arises without agreement in the ordinary course of business. "Lien" also means any filed financing statement, any registration of a pledge (such as with an issuer of uncertificated securities), or any other arrangement or action which would serve to perfect a Lien described in the preceding sentence, regardless of whether such financing statement is filed, such registration is made, or such arrangement or action is undertaken before or after such Lien exists.

         "LOAN" has the meaning given it in Section 2.1.

         "LOAN DOCUMENTS" means this Agreement, the Notes, the Security Documents, the Letters of Credit, the LC Applications, and all other agreements, certificates, documents, instruments and writings at any time delivered in connection herewith or therewith (exclusive of term sheets, commitment letters, correspondence and similar documents used in the negotiation hereof, except to the extent the same contain information about Borrower or its Affiliates, properties, business or prospects).

         "MAJORITY LENDERS" means Lenders whose aggregate Percentage Shares equal or exceed sixty-six and two-thirds percent (662/3%).

         "MATERIAL ADVERSE CHANGE" means a material and adverse change, from the state of affairs presented in the Initial Financial Statements, or as represented or warranted in any Loan Document, to (a) Borrower's and its Subsidiaries' Consolidated financial condition, (b) the operations or properties of Borrower and its Subsidiaries considered as a whole, (c) Borrower's ability to timely pay the Obligations, or (d) the enforceability of the material terms of any Loan Documents.

         "MATURED LC OBLIGATIONS" means all amounts paid by LC Issuer on drafts or demands for payment drawn or made under or purported to be under any Letter of Credit and all other amounts due and owing to LC Issuer under any LC Application for any Letter of Credit, to the extent the same have not been repaid to LC Issuer (with the proceeds of Loans or otherwise).

         "MATURITY DATE" means September 26, 2005.

         "MAXIMUM DRAWING AMOUNT" means at the time in question the sum of the maximum amounts which Agent might then or thereafter be called upon to advance under all Letters of Credit then outstanding.

         "MAXIMUM LOAN AMOUNT" means the amount of $125,000,000.

         "MORTGAGED PROPERTIES" means the oil and gas properties that are mortgaged to Agent under the Security Documents.

         "NOTE" has the meaning given it in Section 2.1.

         "NUON SUBORDINATED INDEBTEDNESS" means indebtedness held by Nuon International Projects, B.V. or its parent, NV Nuon, which is unsecured, has a maturity of no sooner than 6 months after the Maturity Date, is subordinated in right of payment and upon liquidation to the Obligations in form and substance satisfactory to Agent.

         "OBLIGATIONS" means all Liabilities from time to time owing by any Restricted Person to any Bank Party under or pursuant to any of the Loan Documents.

         "OBLIGATION" means any part of the Obligations.

         "PARI PASSU LENDER HEDGING OBLIGATIONS" means the amount of each Lender Hedging Obligation which is specified in a written notice by Borrower to Agent as being secured on a pari passu basis with the Obligations incurred pursuant to commitments under this Agreement; provided, however, the maximum amount which Borrower may specify as Pari Passu Lender Hedging Obligations may not exceed $5,000,000 in the aggregate at any one time outstanding.

         "PARTNERSHIPS" means the partnerships listed on the Disclosure Schedule and any other partnership of which Borrower or one of its Subsidiaries is the sole general partner.

         "PERCENTAGE SHARE" means, with respect to any Lender (a) when used in Sections 2.1, or 2.5, in any Borrowing Notice or when no Loans are outstanding hereunder, the percentage set forth opposite such Lender's name on the signature pages attached hereto, and (b) when used otherwise, the percentage obtained by dividing (i) the sum of the unpaid principal balance of such Lender's Loans at the time in question plus the Matured LC Obligations which such Lender has funded pursuant to Section 2.13(c) plus the portion of the Maximum Drawing Amount which such Lender might be obligated to fund under Section 2.14(c), by
(ii) the sum of the aggregate unpaid principal balance of all Loans at such time plus the aggregate amount of LC Obligations outstanding at such time.

         "PERMITTED INVESTMENTS" means (i) Cash Equivalents, (ii) Investments in wholly-owned Subsidiaries of Borrower, (iii) the loans to executive officers reflected on the Disclosure Schedule to the extent existing on the date hereof,
(iv) Investments in joint ventures or partnerships that will be primarily engaged in exploratory drilling not to exceed $1,000,000 in the aggregate at any one time outstanding, and (v) the following Investments in a Partnership: (a) transfers to a newly formed Partnership of oil and gas properties which have no developed reserves associated with the portion of the oil and gas properties so transferred and which are expressly excluded from the most recent determination of the Borrowing Base, (b) operating expenses and capital contributions not in excess of the Borrower's partnership percentage of the operating expenses and capital expenditures by the Partnership, consistent with the terms of the applicable partnership agreement, and (c) normal and prudent extensions of credit by Borrower to the Partnership in connection with the incurrence of lease operating expenses and other reimbursable expenses on behalf of the Partnership in the ordinary course of business, which extensions shall not be for longer periods than those extended by other similar oil and gas businesses.

         "PERMITTED LIEN" has the meaning given to such term in Section 7.2.

         "PERSON" means an individual, corporation, partnership, limited liability company, association, joint stock company, trust or trustee thereof, estate or executor thereof, unincorporated organization or joint venture, Tribunal, or any other legally recognizable entity.

         "PREFERRED STOCK" means Borrower's Series A Preferred Stock and Borrower's Series B Preferred Stock.

         "RATING AGENCY" means either Standard & Poor's Ratings Group (a division of McGraw Hill, Inc.) or Moody's Investors Service, Inc., or their respective successors.

         "REGULATION D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect.

         "RESTRICTED PERSON" means any of Borrower, each Subsidiary of Borrower, and each Guarantor.

         "RESERVE PERCENTAGE" means, on any day with respect to each particular Eurodollar Loan, the maximum reserve requirement, as determined by Agent (including without limitation any basic, supplemental, marginal, emergency or similar reserves), expressed as a percentage and rounded to the next higher 0.01%, which would then apply under Regulation D with respect to "Eurocurrency liabilities", as such term is defined in Regulation D, of $1,000,000 or more. If such reserve requirement shall change after the date hereof, the Reserve Percentage shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each such change in such reserve requirement.

         "SECURITY DOCUMENTS" means the instruments listed in the Security Schedule and all other security agreements, deeds of trust, mortgages, chattel mortgages, pledges, guaranties, financing statements, continuation statements, extension agreements and other agreements or instruments now, heretofore, or hereafter delivered by any Restricted Person to Agent in connection with this Agreement or any transaction contemplated hereby to secure or guarantee the payment of any part of the Obligations or the performance of any Restricted Person's other duties and obligations under the Loan Documents.

         "SECURITY SCHEDULE" means Schedule 2 hereto.

         "SUBSIDIARY" means, with respect to any Person, any corporation, association, partnership, limited liability company, joint venture, or other business or corporate entity, enterprise or organization which is directly or indirectly (through one or more intermediaries) controlled by or owned fifty percent or more by such Person; provided that the particular relationship (a) which is established pursuant to a standard form operating agreement or similar agreement or which is a partnership for purposes of federal income taxation only, (b) which is not a corporation or partnership (or subject to the Uniform Partnership Act) under applicable state Law, and (c) whose business is limited to the exploration, development and operation of oil, gas or mineral properties and interests owned directly by the parties in such relationship, shall not be deemed to be "Subsidiaries" of such Person. Notwithstanding the forgoing nor limiting the foregoing, the Partnerships shall be deemed to be Subsidiaries of Borrower.

         "TERMINATION EVENT" means (a) the occurrence with respect to any ERISA Plan of (i) a reportable event described in Sections 4043(b)(5) or (6) of ERISA or (ii) any other reportable event described in Section 4043(b) of ERISA other than a reportable event not subject to the provision for 30-day notice to the Pension Benefit Guaranty Corporation pursuant to a waiver by such corporation under Section 4043(a) of ERISA, or (b) the withdrawal of any ERISA Affiliate from an ERISA Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, or (c) the filing of a notice of intent to terminate any ERISA Plan or the treatment of any ERISA Plan amendment as a termination under Section 4041 of ERISA, or (d) the institution of proceedings to terminate any ERISA Plan by the Pension Benefit Guaranty Corporation under Section 4042 of ERISA, or (e) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan.

         "TRIBUNAL" means any government, any arbitration panel, any court or any governmental department, commission, board, bureau, agency or instrumentality of the United States of America or any state, province, commonwealth, nation, territory, possession, county, parish, town, township, village or municipality, whether now or hereafter constituted and/or existing.

         "TYPE" means, with respect to any Loan, the characterization of such Loan as either Base Rate Loan or Eurodollar Loan.

         Section 1.2. EXHIBITS AND SCHEDULES; ADDITIONAL DEFINITIONS. All Exhibits and Schedules attached to this Agreement are a part hereof for all purposes. Reference is hereby made to the Security Schedule for the meaning of certain terms defined therein and used but not defined herein, which definitions are incorporated herein by reference.

         Section 1.3. AMENDMENT OF DEFINED INSTRUMENTS. Unless the context otherwise requires or unless otherwise provided herein the terms defined in this Agreement which refer to a particular agreement, instrument or document also refer to and include all renewals, extensions, modifications, amendments and restatements of such agreement, instrument or document, provided that nothing contained in this section shall be construed to authorize any such renewal, extension, modification, amendment or restatement.

         Section 1.4. REFERENCES AND TITLES. All references in this Agreement to Exhibits, Schedules, articles, sections, subsections and other subdivisions refer to the Exhibits, Schedules, articles, sections, subsections and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any subdivisions are for convenience only and do not constitute any part of such subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "this Agreement", "this instrument", "herein", "hereof", "hereby", "hereunder" and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The phrases "this section" and "this subsection" and similar phrases refer only to the sections or subsections hereof in which such phrases occur. The word "or" is not exclusive, and the word "including" (in its various forms) means "including without limitation". Pronouns in masculine, feminine and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires.

         Section 1.5. CALCULATIONS AND DETERMINATIONS. All calculations under the Loan Documents of interest chargeable with respect to Eurodollar Loans and of fees shall be made on the basis of actual days elapsed (including the first-day but excluding the last) and a year of 360 days. All other calculations of interest made under the Loan Documents shall be made on the basis of actual days elapsed (including the first day but excluding the last) and a year of 365 or 366 days, as appropriate. Each determination by a Bank Party of amounts to be paid under Article III or any other matters which are to be determined hereunder by a Bank Party (such as any Eurodollar Rate, LIBOR Rate, Business Day, Interest Period, or Reserve Percentage) shall, in the absence of manifest error, be conclusive and binding. Unless otherwise expressly provided herein or unless Majority Lenders otherwise consent all financial statements and reports furnished to any Bank Party hereunder shall be prepared and all financial computations and determinations pursuant hereto shall be made in accordance with GAAP.


                  ARTICLE II - The Loans and Letters of Credit
                               -------------------------------

         Section 2.1. COMMITMENTS TO LEND; NOTES . Subject to the terms and conditions hereof, each Lender agrees to make loans to Borrower (herein called such Lender's "Loans") upon Borrower's request from time to time during the Commitment Period, provided that (a) subject to Sections 3.3, 3.4 and 3.6, all Lenders are requested to make Loans of the same Type in accordance with their respective Percentage Shares and as part of the same Borrowing, and (b) after giving effect to such Loans, the Facility Usage does not exceed the Borrowing Base determined as of the date on which the requested Loans are to be made. The aggregate amount of all Loans in any Borrowing must be greater than or equal to $500,000 or must equal the remaining availability under the Borrowing Base. Borrower may have no more than five Borrowings of Eurodollar Loans outstanding at any time and the amount of each Eurodollar Loan must equal $500,000 or any higher integral multiple of $100,000. The obligation of Borrower to repay to each Lender the aggregate amount of all Loans made by such Lender, together with interest accruing in connection therewith, shall be evidenced by a single promissory note (herein called such Lender's "Note") made by Borrower payable to the order of such Lender in the form of Exhibit A with appropriate insertions. It is expressly understood that Lenders' commitment to make Loans is determined only by reference to the Borrowing Base from time to time in effect, and the aggregate face amount of the Notes and the amount specified in the Security Documents are specified at a greater amount only for the convenience of the parties to avoid the necessity of preparing and recording supplements to the Security Documents. The amount of principal owing on any Lender's Note at any given time shall be the aggregate amount of all Loans theretofore made by such Lender minus all payments of principal theretofore received by such Lender on such Note. Interest on each Note shall accrue and be due and payable as provided herein and therein, with Eurodollar Loans bearing interest at the Eurodollar Rate and Base Rate Loans bearing interest at the Base Rate (subject to the applicability of the Default Rate and limited by the provisions of Section 10.8). Subject to the terms and conditions hereof, Borrower may borrow, repay, and reborrow hereunder.

         Section 2.2. REQUESTS FOR NEW LOANS. Borrower must give to Agent written notice (or telephonic notice promptly confirmed in writing) of any requested Borrowing of new Loans to be advanced by Lenders. Each such notice constitutes a "Borrowing Notice" hereunder and must:

                  (a) specify (i) the aggregate amount of any such Borrowing of new Base Rate Loans and the date on which such Base Rate Loans are to be advanced, or (ii) the aggregate amount of any such Borrowing of new Eurodollar Loans, the date on which such Eurodollar Loans are to be advanced (which shall be the first day of the Interest Period which is to apply thereto), and the length of the applicable Interest Period; and

                  (b) be received by Agent not later than 10:00 a.m., Dallas, Texas, time, on (i) the day on which any such Base Rate Loans are to be made, or (ii) the third Business Day preceding the day on which any such Eurodollar Loans are to be made.

Each such written request or confirmation must be made in the form and substance of the "Borrowing Notice" attached hereto as Exhibit B, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Borrowing Notice, Agent shall give each Lender prompt notice of the terms thereof. If all conditions precedent to such new Loans have been met, each Lender will on the date requested promptly remit to Agent at Agent's office in Los Angeles, California, the amount of such Lender's new Loan in immediately available funds, and upon receipt of such funds, unless to its actual knowledge any conditions precedent to such Loans have been neither met nor waived as provided herein, Agent shall promptly make such Loans available to Borrower. Unless Agent shall have received prompt notice from a Lender that such Lender will not make available to Agent such Lender's new Loan, Agent may in its discretion assume that such Lender has made such Loan available to Agent in accordance with this section and Agent may if it chooses, in reliance upon such assumption, make such Loan available to Borrower. If and to the extent such Lender shall not so make its new Loan available to Agent, such Lender and Borrower severally agree to pay or repay to Agent within three days after demand the amount of such Loan together with interest thereon, for each day from the date such amount was made available to Borrower until the date such amount is paid or repaid to Agent, with interest at (i) the Federal Funds Rate, if such Lender is making such payment and (ii) the interest rate applicable at the time to the other new Loans made on such date, if Borrower is making such repayment. If neither such Lender nor Borrower pay or repay to Agent such amount within such three-day period, Agent shall in addition to such amount be entitled to recover from such Lender and from Borrower, on demand, interest thereon at the Default Rate, calculated from the date such amount was made available to Borrower. The failure of any Lender to make any new Loan to be made by it hereunder shall not relieve any other Lender of its obligation hereunder, if any, to make its new Loan, but no Lender shall be responsible for the failure of any other Lender to make any new Loan to be made by such other Lender.

         Section 2.3. INTEREST RATES; CONTINUATIONS AND CONVERSIONS OF EXISTING LOANS.

         (a) INTEREST RATES. Unless the Default Rate shall be applicable, Base Rate Loans from time to time outstanding shall bear interest on each day outstanding at the sum of the Base Rate in effect on such day, but in no event in excess of the Highest Lawful Rate. Unless the Default Rate shall be applicable, each Eurodollar Loan shall bear interest on each day during the related Interest Period at the related Eurodollar Rate in effect on such day, but in no event in excess of the Highest Lawful Rate. Such interest shall be payable on the dates specified in the Note. All past due principal of and past due interest on each Loan shall bear interest on each day outstanding at the Default Rate in effect on such day, notwithstanding the foregoing provisions of this paragraph, on or after ten days following the occurrence of an Event of Default, and during the continuance thereof, each Loan shall bear interest at the Default Rate.

         (b) CONTINUATIONS AND CONVERSIONS. Borrower may make the following elections with respect to Loans already outstanding: to convert Base Rate Loans to Eurodollar Loans, to convert Eurodollar Loans to Base Rate Loans on the last day of the Interest Period applicable thereto, and to continue Eurodollar Loans beyond the expiration of such Interest Period by designating a new Interest Period to take effect at the time of such expiration. In making such elections, Borrower may combine existing Loans made pursuant to separate Borrowings into one new Borrowing or divide existing Loans made pursuant to one Borrowing into separate new Borrowings. To make any such election, Borrower must give to Agent written notice (or telephonic notice promptly confirmed in writing) of any such Conversion or Continuation of existing Loans, with a separate notice given for each new Borrowing. Each such notice constitutes a "Continuation/Conversion Notice" hereunder and must:

                  (i) specify the existing Loans which are to be Continued or Converted;

                  (ii) specify (A) the aggregate amount of any Borrowing of Base Rate Loans into which such existing Loans are to be continued or converted and the date on which such Continuation or Conversion is to occur, or (B) the aggregate amount of any Borrowing of Eurodollar Loans into which such existing Loans are to be continued or converted, the date on which such Continuation or Conversion is to occur (which shall be the first day of the Interest Period which is to apply to such Eurodollar Loans), and the length of the applicable Interest Period; and

                  (iii) be received by Agent not later than 10:00 a.m., Dallas, Texas, time, on (A) the day on which any such Continuation or Conversion to Base Rate Loans is to occur, or (B) the third Business Day preceding the day on which any such Continuation or Conversion to Eurodollar Loans is to occur.

Each such written request or confirmation must be made in the form and substance of the "Continuation/Conversion Notice" attached hereto as Exhibit C, duly completed. Each such telephonic request shall be deemed a representation, warranty, acknowledgment and agreement by Borrower as to the matters which are required to be set out in such written confirmation. Upon receipt of any such Continuation/Conversion Notice, Agent shall give each Lender prompt notice of the terms thereof. Each Continuation/Conversion Notice shall be irrevocable and binding on Borrower. During the continuance of any Default, Borrower may not make any election to convert existing Loans into Eurodollar Loans or continue existing Loans as Eurodollar Loans. If (due to the existence of a Default or for any other reason) Borrower fails to timely and properly give any Continuation/Conversion Notice with respect to a Borrowing of existing Eurodollar Loans at least three days prior to the end of the Interest Period applicable thereto, such Eurodollar Loans shall automatically be converted into Base Rate Loans at the end of such Interest Period. No new funds shall be repaid by Borrower or advanced by any Lender in connection with any Continuation or Conversion of existing Loans pursuant to this section, and no such Continuation or Conversion shall be deemed to be a new advance of funds for any purpose; such Continuations and Conversions merely constitute a change in the interest rate applicable to already outstanding Loans.

         Section 2.4. USE OF PROCEEDS. Borrower shall use all Loans to refinance existing indebtedness (including all of the indebtedness under the Existing Credit Documents and $38,500,000 of the Nuon Subordinated Indebtedness existing on the date hereof, and provided that after giving effect to such use of Loans, the unused portion of the Borrowing Base on the date of the initial Loan hereunder shall not be less than $5,000,000), and to finance costs of development and acquisition of oil and gas properties and other activities permitted by Section 7.7. Borrower shall use all Letters of Credit for its general corporate purposes. In no event shall the funds from any Loan or any Letter of Credit be used directly or indirectly by any Person for personal, family, household or agricultural purposes or for the purpose, whether immediate, incidental or ultimate, of purchasing, acquiring or carrying any "margin stock" (as such term is defined in Regulation U promulgated by the Board of Governors of the Federal Reserve System) or to extend credit to others directly or indirectly for the purpose of purchasing or carrying any such margin stock. Borrower represents and warrants that Borrower is not engaged principally, or as one of Borrower's important activities, in the business of extending credit to others for the purpose of purchasing or carrying such margin stock.

         Section 2.5. FEES.

         (a) COMMITMENT FEES. In consideration of each Lender's commitment to make Loans, Borrower will pay to Agent for the account of each Lender a commitment fee determined on a daily basis by applying a rate of three-eighths of one percent (0.375%) per annum to such Lender's Percentage Share of the unused portion of the Borrowing Base on each day during the Commitment Period, determined for each such day by deducting from the amount of the Borrowing Base at the end of such day the Facility Usage. Each commitment fee shall be due and payable in arrears on the last day of each Fiscal Quarter and at the end of the Commitment Period.

         (b) AGENT'S FEES. In addition to all other amounts due to Agent under the Loan Documents, Borrower will pay fees to Agent as described in a letter agreement of even date herewith between Agent and Borrower.

         (c) BORROWING BASE FEES. Borrower will pay to Agent for the account of each Lender a facility fee at the time of each increase in the Borrowing Base in an amount agreed upon between Borrower and Lenders.

         Section 2.6. OPTIONAL PREPAYMENTS. Borrower may, upon five Business Days' notice to each Lender, from time to time and without premium or penalty, except as provided herein, prepay the Notes, in whole or in part, (i) so long as the aggregate amounts of all partial prepayments of principal on the Notes equals $500,000 or any integral multiple of $100,000, (ii) so long as Borrower does not prepay any Eurodollar Loan other than at the end of an interest period and (iii) so long as Borrower does not make any prepayments which would reduce the unpaid principal balance of any Loan to less than $100,000 without first either (a) terminating this Agreement or (b) providing assurance satisfactory to Agent in its discretion that Lenders' legal rights under the Loan Documents are in no way affected by such reduction. Each prepayment of principal under this section shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this section shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Loan Documents at the time of such prepayment.

         Section 2.7. MANDATORY PREPAYMENTS.

         (a) If at any time the Facility Usage is in excess of the Borrowing Base (such excess being herein called a "Borrowing Base Deficiency"), Borrower shall, within ten days after Agent gives notice of such fact to Borrower, either:

                  (i) prepay the principal amount of the Loans in an aggregate amount at least equal to such Borrowing Base Deficiency(or, if the Loans have been paid in full, pay to LC issuer LC Collateral as required under Section 2.16(a)), or

                  (ii) give notice to Agent that Borrower is electing to prepay the principal of the Loans in up to six monthly installments in an aggregate amount at least equal to such Borrowing Base Deficiency, with each such installment equal to or in excess of one-sixth of such Borrowing Base Deficiency, and with the first such installment to be paid one month after the date of such notice by Agent and the subsequent installments to be due and payable at one month intervals thereafter until such Borrowing Base Deficiency has been eliminated,

                  (iii) give notice to Agent that Borrower desires to provide Agent with deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other security documents in form and substance reasonably satisfactory to Agent, granting, confirming, and perfecting first and prior liens or security interests in collateral acceptable to Majority Lenders, to the extent needed to allow Majority Lenders to increase the Borrowing Base to an amount which eliminates such Borrowing Base Deficiency, and then provide such security documents within thirty days after date of such notice by Agent. If, at any time Majority Lenders determine that the giving of such security documents will not serve to eliminate such Borrowing Base Deficiency, then, within five Business Days after receiving notice of such determination, Borrower will elect to make, and thereafter make, the prepayments specified in either of the preceding subsections (i) or
         (ii) of this subsection (a), or

                  (iv) if Majority Lenders determine to accept such a guaranty in their sole and absolute discretion, Borrower may deliver to Agent for the benefit of Lenders a guaranty duly executed and delivered by NV Nuon or one of its wholly-owned Subsidiaries in the amount of such Borrowing Base Deficiency; if Majority Lenders do not accept such guaranty, Borrower shall before the end of the ten (10) day period referred to in the first sentence of this Section 2.7(a) comply with the requirements of paragraphs (i), (ii), or (iii) of this Section 2.7(a).

         (b) Each prepayment of principal under this Section 2.7 shall be accompanied by all interest then accrued and unpaid on the principal so prepaid. Any principal or interest prepaid pursuant to this Section 2.7 shall be in addition to, and not in lieu of, all payments otherwise required to be paid under the Note or the other Loan Documents at the time of such prepayment.

         Section 2.8. INITIAL BORROWING BASE. During the period from the date hereof to the first Determination Date, the Borrowing Base shall be $65,000,000.

         Section 2.9. SUBSEQUENT DETERMINATIONS OF BORROWING BASE. By each June 15 and November 15, of each year, beginning November 15, 2000, Borrower shall furnish to each Lender all information, reports and data which Agent has then reasonably requested concerning Restricted Persons' businesses and properties (including their oil and gas properties and interests and the reserves and production relating thereto), together with the Engineering Reports described in
Section 6.2(d) or (e) as applicable. Borrower and Majority Lenders may each request one additional Borrowing Base redetermination during the period between each scheduled Borrowing Base determination; in connection therewith, Borrower will furnish to each Lender all information, reports and data which Agent has then requested concerning Restricted Persons' businesses and properties (including their oil and gas properties and interests and the reserves and production relating thereto). Agent shall propose a Borrowing Base, subject to the agreement of the Lenders as provided herein below. Approximately forty-five days after receiving such information, reports and data, or as promptly thereafter as practicable, Majority Lenders shall agree upon an amount for the Borrowing Base (provided that all Lenders must agree to any increase in the Borrowing Base) and Agent shall by notice to Borrower designate such amount as the new Borrowing Base available to Borrower hereunder, which designation shall take effect immediately on the date such notice is sent (herein called a "DETERMINATION DATE") and shall remain in effect until but not including the next date as of which the Borrowing Base is redetermined. If Borrower does not furnish all such information, reports and data by the date specified in the first sentence of this section, Agent may nonetheless designate the Borrowing Base at any amount which Majority Lenders determine and may redesignate the Borrowing Base from time to time thereafter until each Lender receives all such information, reports and data, whereupon Majority Lenders shall designate a new Borrowing Base as described above. Majority Lenders shall determine the amount of the Borrowing Base based upon the loan collateral value which they in their sole discretion assign to the various oil and gas properties of the Restricted Persons and other associated assets of Borrower at the time in question in accordance with their customary practices and standards applied generally to their substantial energy credits and based upon such other credit factors (including without limitation the assets, liabilities, cash flow, hedged and unhedged exposure to price, foreign exchange rate, and interest rate changes, business, properties, prospects, management and ownership of Borrower and its Affiliates) as they, in their sole discretion, deem significant. It is expressly understood that Lenders and Agent have no obligation to agree upon or designate the Borrowing Base at any particular amount, whether in relation to the face amount of the Notes, the Maximum Loan Amount or otherwise, and that Lenders' commitments to advance funds hereunder is determined by reference to the Borrowing Base from time to time in effect, which Borrowing Base shall be used for calculating commitment fees under Section 2.5(a) and, to the extent permitted by Law and regulatory authorities, for the purposes of capital adequacy determination and reimbursements under Section 3.2.

         Section 2.10. BORROWER'S REDUCTION OF BORROWING BASE.

         Until the termination of the Commitment Period, Borrower may, during the fifteen-day period beginning on each Determination Date (each such period being called in this section an "Option Period"), reduce the Borrowing Base from the amount designated by Agent to any lesser amount. To exercise such option, Borrower must within an Option Period send notice to Agent of the amount of the Borrowing Base chosen by Borrower. If Borrower does not affirmatively exercise this option during an Option Period, the Borrowing Base shall be the amount designated by Agent. Any choice by Borrower of a Borrowing Base shall be effective as of the first day of the Option Period during which such choice was made and shall continue in effect until the next date as of which the Borrowing Base is redetermined.

         Section 2.11. LETTERS OF CREDIT. Subject to the terms and conditions hereof, Borrower may during the Commitment Period request LC Issuer to issue one or more Letters of Credit, provided that, after taking such Letter of Credit into account:

         (a) the Facility Usage does not exceed the Borrowing Base at such time; and

         (b) the aggregate amount of LC Obligations at such time does not exceed $5,000,000; and

         (c) the expiration date of such Letter of Credit is not later than thirty (30) days prior to the end of the Commitment Period; and further provided that:

         (d) such Letter of Credit is to be used to satisfy state regulatory bonding requirements and similar performance obligations of the Restricted Persons arising in the ordinary course of business and payment obligations under gas purchase contracts arising in the ordinary course of the Restricted Persons' gas marketing business;

         (e) such Letter of Credit is not directly or indirectly used to assure payment of or otherwise support any Indebtedness of any Person other than Indebtedness of any Restricted Person;

         (f) the issuance of such Letter of Credit will be in compliance with all applicable governmental restrictions, policies, and guidelines and will not subject LC Issuer to any cost which is note reimbursable under Article III;

         (g) the form and terms of such Letter of Credit are acceptable to LC Issuer in its sole and absolute discretion; and

         (h) all other conditions in this Agreement to the issuance of such Letter of Credit have been satisfied.

LC Issuer will honor any such request if the foregoing conditions (a) through
(h) (in the following Section 2.12 called the "LC Conditions") have been met as of the date of issuance of such Letter of Credit. LC Issuer may choose to honor any such request for any other Letter of Credit but has no obligation to do so and may refuse to issue any other requested Letter of Credit for any reason which LC Issuer in its sole discretion deems relevant.

         Section 2.12. REQUESTING LETTERS OF CREDIT. Borrower must make written application for any Letter of Credit at least five Business Days before the date on which Borrower desires for LC Issuer to issue such Letter of Credit. By making any such written application Borrower shall be deemed to have represented and warranted that the LC Conditions described in Section 2.11 will be met as of the date of issuance of such Letter of Credit. Each such written application for a Letter of Credit must be made in writing in the form and substance of Exhibit E, the terms and provisions of which are hereby incorporated herein by reference (or in such other form as may mutually be agreed upon by LC Issuer and Borrower). Two Business Days after the LC Conditions for a Letter of Credit have been met as described in Section 2.11 (or if LC Issuer otherwise desires to issue such Letter of Credit), LC Issuer will issue such Letter of Credit at LC Issuer's office in New York, New York. If any provisions of any LC Application conflict with any provisions of this Agreement, the provisions of this Agreement shall govern and control.

         Section 2.13. REIMBURSEMENT AND PARTICIPATIONS.

         (a) REIMBURSEMENT BY BORROWER. Each Matured LC Obligation shall constitute a loan by LC Issuer to Borrower. Borrower promises to pay to LC Issuer, or to LC Issuer's order, on demand, the full amount of each Matured LC Obligation, together with interest thereon at the Default Rate.

         (b) LETTER OF CREDIT ADVANCES. If the beneficiary of any Letter of Credit makes a draft or other demand for payment thereunder then Borrower may, during the interval between the making thereof and the honoring thereof by LC Issuer, request Lenders to make Loans to Borrower in the amount of such draft or demand, which Loans shall be made concurrently with LC Issuer's payment of such draft or demand and shall be immediately used by LC Issuer to repay the amount of the resulting Matured LC Obligation. Such a request by Borrower shall be made in compliance with all of the provisions hereof, provided that for the purposes of the first sentence of Section 2.1 the amount of such Loans shall be considered but the amount of the Matured LC Obligation to be concurrently paid by such Loans shall not be considered.

         (c) PARTICIPATION BY LENDERS. LC Issuer irrevocably agrees to grant and hereby grants to each Lender, and -- to induce LC Issuer to issue Letters of Credit hereunder -- each Lender irrevocably agrees to accept and purchase and hereby accepts and purchases from LC Issuer, on the terms and conditions hereinafter stated and for such Lender's own account and risk an undivided interest equal to such Lender's Percentage Share of LC Issuer's obligations and rights under each Letter of Credit issued hereunder and the amount of each Matured LC Obligation paid by LC Issuer thereunder. Each Lender unconditionally and irrevocably agrees with LC Issuer that, if a Matured LC Obligation is paid under any Letter of Credit for which LC Issuer is not reimbursed in full by Borrower in accordance with the terms of this Agreement and the related LC Application (including any reimbursement by means of concurrent Loans or by the application of LC Collateral), such Lender shall (in all circumstances and without set-off or counterclaim) pay to LC Issuer on demand, in immediately available funds at LC Issuer's address for notices hereunder, such Lender's Percentage Share of such Matured LC Obligation (or any portion thereof which has not been reimbursed by Borrower). Each Lender's obligation to pay LC Issuer pursuant to the terms of this subsection is irrevocable and unconditional. If any amount required to be paid by any Lender to LC Issuer pursuant to this subsection is not paid by such Lender to LC Issuer within three Business Days after the date such payment is due, LC Issuer shall in addition to such amount be entitled to recover from such Lender, on demand, interest thereon calculated from such due date at the Federal Funds Rate. If any amount required to be paid by any Lender to LC Issuer pursuant to this subsection is not paid by such Lender to LC Issuer within three Business Days after the date such payment is due, LC Issuer shall in addition to such amount be entitled to recover from such Lender, on demand, interest thereon calculated from such due date at the Default Rate.

         (d) DISTRIBUTIONS TO PARTICIPANTS. Whenever LC Issuer has in accordance with this section received from any Lender payment of such Lender's Percentage Share of any Matured LC Obligation, if LC Issuer thereafter receives any payment of such Matured LC Obligation or any payment of interest thereon (whether directly from Borrower or by application of LC Collateral or otherwise, and excluding only interest for any period prior to LC Issuer's demand that such Lender make such payment of its Percentage Share), LC Issuer will distribute to such Lender its Percentage Share of the amounts so received by LC Issuer; provided, however, that if any such payment received by LC Issuer must thereafter be returned by LC Issuer, such Lender shall return to LC Issuer the portion thereof which LC Issuer has previously distributed to it.

         (e) CALCULATIONS. A written advice setting forth in reasonable detail the amounts owing under this section, submitted by LC Issuer to Borrower or any Lender from time to time, shall be prima facie evidence of the amounts thereof.

         Section 2.14. LETTER OF CREDIT FEES. In consideration of LC Issuer's issuance of any Letter of Credit, Borrower agrees to pay (a) to Agent, for the account of all Lenders in accordance with their respective Percentage Shares, a letter of credit issuance fee at a rate equal to one and one half percent (1.50%) per annum and (b) to LC Issuer for its account a letter of credit issuance fee at a rate equal to one-eighth of one percent (.125%) per annum. Each such fee will be calculated based on the term and face amount of such Letter of Credit and the above applicable rate and will be payable upon issuance. In addition, Borrower will pay to LC Issuer the LC Issuer's customary fees for administrative issuance, amendment and drawing of each Letter of Credit.

         Section 2.15. NO DUTY TO INQUIRE.

         (a) DRAFTS AND DEMANDS. LC Issuer is authorized and instructed to accept and pay drafts and demands for payment under any Letter of Credit without requiring, and without responsibility for, any determination as to the existence of any event giving rise to said draft, either at the time of acceptance of payment or thereafter. LC Issuer is under no duty to determine the proper identity of anyone presenting such a draft or making such a demand (whether by tested telex or otherwise) as the officer, representative or agent of any beneficiary under any Letter of Credit, and payment by LC Issuer to any such beneficiary when requested by any such purported officer, representative or agent is hereby authorized and approved. Borrower agrees to hold LC Issuer and each other Bank Party harmless and indemnified against any liability or claim in connection with or arising out of the subject matter of this section, which indemnity shall apply whether or not any such liability or claim is in any way or to any extent caused, in whole or in part, by any negligent act or omission of any kind by any Bank Party, provided only that no Bank Party shall be entitled to indemnification for that portion, if any, of any liability or claim which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.

         (b) EXTENSION OF MATURITY. If the maturity of any Letter of Credit is extended by its terms or by Law or governmental action, or if any extension of the maturity or time for presentation of drafts or any other modification of the terms of any Letter of Credit is made at the request of any Restricted Person, or if the amount of any Letter of Credit is increased at the request of any Restricted Person, this Agreement shall be binding upon all Restricted Persons with respect to such Letter of Credit as so extended, increased or otherwise modified, with respect to drafts and property covered thereby, and with respect to any action taken by LC Issuer, LC Issuer's correspondents, or any Bank Party in accordance with such extension, increase or other modification.

         (c) TRANSFEREES OF LETTERS OF CREDIT. If any Letter of Credit provides that it is transferable, LC Issuer shall have no duty to determine the proper identity of anyone appearing as transferee of such Letter of Credit, nor shall LC Issuer be charged with responsibility of any nature or character for the validity or correctness of any transfer or successive transfers, and payment by LC Issuer to any purported transferee or transferees as determined by LC Issuer is hereby authorized and approved, and Borrower further agrees to hold LC Issuer and each other Bank Party harmless and indemnified against any liability or claim in connection with or arising out of the foregoing, which indemnity shall apply whether or not any such liability or claim is in any way or to any extent caused, in whole or in part, by any negligent act or omission of any kind by any Bank Party, provided only that no Bank Party shall be entitled to indemnification for that portion, if any, of any liability or claim which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment.

         Section 2.16. LC COLLATERAL.

         (a) LC OBLIGATIONS IN EXCESS OF BORROWING BASE. If, after the making of all mandatory prepayments required under Section 2.7, the outstanding LC Obligations will exceed the Borrowing Base, then in addition to prepayment of the entire principal balance of the Loans Borrower will immediately pay to LC Issuer an amount equal to such excess. LC Issuer will hold such amount as security for the remaining LC Obligations (all such amounts held as security for LC Obligations being herein collectively called "LC Collateral") until such LC Obligations become Matured LC Obligations, at which time such LC Collateral may be applied to such Matured LC Obligations. Neither this subsection nor the following subsection shall, however, limit or impair any rights which LC Issuer may have under any other document or agreement relating to any Letter of Credit or LC Obligation, including any LC Application, or any rights which any Bank Party may have to otherwise apply any payments by Borrower and any LC Collateral under Section 3.1.

         (b) ACCELERATION OF LC OBLIGATIONS. If the Obligations or any part thereof become immediately due and payable pursuant to Section 8.1 then, unless Majority Lenders otherwise specifically elect to the contrary (which election may thereafter be retracted by Majority Lenders at any time), all LC Obligations shall become immediately due and payable without regard to whether or not actual drawings or payments on the Letters of Credit have occurred, and Borrower shall be obligated to pay to LC Issuer immediately an amount equal to the aggregate LC Obligations which are then outstanding. All amounts so paid shall first be applied to Matured LC Obligations and then held by LC Issuer as LC Collateral until such LC Obligations become Matured LC Obligations, at which time such LC Collateral shall be applied to such Matured LC Obligations.

         (c) INVESTMENT OF LC COLLATERAL. Pending application thereof, all LC Collateral shall be invested by LC Issuer in such investments as LC Issuer may choose in its sole discretion. All interest on such investments shall be reinvested and constitute additional LC Collateral. To the extent all other Obligations have been satisfied in full, including all Matured LC Obligations and all of Borrower's reimbursement obligations in connection therewith, as Letters of Credit expire or are terminated, LC Issuer shall release the amount of any LC Collateral in excess of the remaining outstanding LC Obligations. Borrower hereby assigns and grants to LC Issuer a continuing security interest in all LC Collateral paid by it to LC Issuer, all investments purchased with such LC Collateral, and all proceeds thereof to secure its Matured LC Obligations and its Obligations under this Agreement, the Note, and the other Loan Documents, and Borrower agrees that such LC Collateral and investments shall be subject to all of the terms and conditions of the Security Documents. Borrower further agrees that LC Issuer shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted in the State of New York with respect to such security interest and that an Event of Default under this Agreement shall constitute a default for purposes of such security interest.

         (d) PAYMENT OF LC COLLATERAL. When Borrower is required to provide LC Collateral for any reason and fails to do so on the day when required, LC Issuer may without notice to Borrower or any other Restricted Person provide such LC Collateral (whether by application of proceeds of other Collateral, by transfers from other accounts maintained with LC Issuer, or otherwise) using any available funds of Borrower or any other Person also liable to make such payments. Any such amounts which are required to be provided as LC Collateral and which are not provided on the date required shall, for purposes of each Security Document, be considered past due Obligations owing hereunder, and LC Issuer is hereby authorized to exercise its respective rights under each Security Document to obtain such amounts.

         Section 2.17. OTHER LETTERS OF CREDIT AND HEDGING CONTRACTS WITH LENDERS. Borrower may, from time to time, incur or create Lender Hedging Obligations, and such Lender Hedging Obligations will not be treated as part of the Facility Usage and are not required to be entered into on a ratable basis with each of the Lenders; provided, however:

         (a) Borrower will give written notice to Agent of (i) each such Lender Hedging Obligation (including each modification of any letter of credit and each confirmation or modification in respect of any Hedging Contract), and (ii) the amount, if any, of each such Lender Hedging Obligation that is designated as a Pari Passu Lender Hedging Obligation.

         (b) Borrower will certify to Agent and to the Lender or the Affiliate of a Lender party to such Lender Hedging Obligation that any such letter of credit or line of credit, as the case may be, may only be used for the purpose of assuring payment in respect of Hedging Contracts which is permitted under
Section 7.3 and any such Hedging Contract entered into with a Lender is permitted under the terms of Section 7.3. The aggregate amount of the Lender Hedging Obligations shall be considered Obligations for purposes of each of the Security Documents and shall be secured by all the Collateral granted thereunder; provided, however, the Pari Passu Lender Hedging Obligations shall be treated on a pari passu basis with the other Obligations and all other Lender Hedging Obligations shall be treated on a subordinate basis to the other Obligations as provided in Section 3.9.

                        ARTICLE III - Payments to Lenders
                                      -------------------

         Section 3.1. GENERAL PROCEDURES. Borrower will make each payment which it owes under the Loan Documents to Agent for the account of the Bank Party to whom such payment is owed. Each such payment must be received by Agent not later than 11:00 a.m., Los Angeles, California, time, on the date such payment becomes due and payable, in lawful money of the United States of America, without set-off, deduction or counterclaim, and in immediately available funds. Any payment received by Agent after such time will be deemed to have been made on the next following Business Day. Should any such payment become due and payable on a day other than a Business Day, the maturity of such payment shall be extended to the next succeeding Business Day, and, in the case of a payment of principal or past due interest, interest shall accrue and be payable thereon for the period of such extension as provided in the Loan Document under which such payment is due. Each payment under a Loan Document shall be due and payable at the place provided therein and, if no specific place of payment is provided, shall be due and payable at the place of payment of Agent's Note. When Agent collects or receives money on account of the Obligations, Agent shall distribute all money so collected or received, and each Bank Party shall apply all such money as Majority Lenders elect to the various Obligations due and payable All payments applied to principal or interest on any Note shall be applied first to any interest then due and payable, then to principal then due and payable, and last to any prepayment of principal and interest in compliance with Sections 2.6 and 2.7. Except as otherwise set forth above, all distributions of amounts described in any of the subsections above shall be made by Agent pro rata to each Bank Party then owed Obligations described in such subsection in proportion to all amounts owed to all Bank Parties which are described in such subsection; provided that if any Lender then owes payments to LC Issuer for the purchase of a participation under Section 2.13 hereof, any amounts otherwise distributable under this section to such Lender shall be deemed to belong to LC Issuer, to the extent of such unpaid payments, and Agent shall apply such amounts to make such unpaid payments rather than distribute such amounts to such Lender.

         Section 3.2. CAPITAL REIMBURSEMENT. If either (a) the introduction or implementation of or the compliance with or any change in or in the interpretation of any Law, or (b) the introduction or implementation of or the compliance with any request, directive or guideline from any central bank or other governmental authority (whether or not having the force of Law) affects or would affect the amount of capital required or expected to be maintained by any Bank Party or any corporation controlling any Bank Party, then, upon demand by such Bank Party, Borrower will pay to Agent for the benefit of such Bank Party, from time to time as specified by such Bank Party, such additional amount or amounts which such Bank Party shall determine to be appropriate to compensate such Bank Party or any corporation controlling such Bank Party in light of such circumstances, to the extent that such Bank Party reasonably determines that the amount of any such capital would be increased or the rate of return on any such capital would be reduced by or in whole or in part based on the existence of the face amount of such Bank Party's Loans, Letters of Credit, participations in Letters of Credit or commitments under this Agreement.

         Section 3.3. INCREASED COST OF EURODOLLAR LOANS OR LETTERS OF CREDIT. If any applicable Law (whether now in effect or hereinafter enacted or promulgated, including Regulation D) or any interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of Law):

         (a) shall change the basis of taxation of payments to any Bank Party of any principal, interest, or other amounts attributable to any Eurodollar Loan or Letter of Credit or otherwise due under this Agreement in respect of any Eurodollar Loan or Letter of Credit(other than taxes imposed on the overall net income of such Bank Party or any Applicable Lending Office of such Bank Party by any jurisdiction in which such Bank Party or any such Applicable Lending Office is located); or

         (b) shall change, impose, modify, apply or deem applicable any reserve, special deposit or similar requirements in respect of any Eurodollar Loan or any Letter of Credit(excluding those for which such Bank Party is fully compensated pursuant to adjustments made in the definition of Eurodollar Rate) or against assets of, deposits with or for the account of, or credit extended by, such Bank Party; or

         (c) shall impose on any Bank Party or the interbank Eurocurrency deposit market any other condition affecting any Eurodollar Loan or Letter of Credit, the result of which is to increase the cost to any Bank Party of funding or maintaining any Eurodollar Loan or of issuing any Letter of Credit or to reduce the amount of any sum receivable by any Bank Party in respect of any Eurodollar Loan or Letter of Credit by an amount deemed by such Bank Party to be material, then such Bank Party shall promptly notify Agent and Borrower in writing of the happening of such event and of the amount required to compensate such Bank Party for such event (on an after-tax basis, taking into account any taxes on such compensation), whereupon (i) Borrower shall pay such amount to Agent for the account of such Bank Party and (ii) Borrower may elect, by giving to Agent and such Bank Party not less than three Business Days' notice, to convert all (but not less than all) of any such Eurodollar Loans into Base Rate Loans.

         Section 3.4. AVAILABILITY. If (a) any change in applicable Laws, or in the interpretation or administration thereof of or in any jurisdiction whatsoever, domestic or foreign, shall make it unlawful or impracticable for any Bank Party to fund or maintain Eurodollar Loans or to issue or participate in Letters of Credit, or shall materially restrict the authority of any Bank Party to purchase or take offshore deposits of dollars (i.e., "Eurodollars"), or (b) any Bank Party determines that matching deposits appropriate to fund or maintain any Eurodollar Loan are not available to it, or (c) any Bank Party determines that the formula for calculating the Eurodollar Rate does not fairly reflect the cost to such Bank Party of making or maintaining loans based on such rate, then, upon notice by such Bank Party to Borrower and Agent, Borrower's right to elect Eurodollar Loans from such Bank Party (or, if applicable, to obtain Letters of Credit) shall be suspended to the extent and for the duration of such illegality, impracticability or restriction and all Eurodollar Loans of such Bank Party which are then outstanding or are then the subject of any Borrowing Notice and which cannot lawfully or practicably be maintained or funded shall immediately become or remain, or shall be funded as, Base Rate Loans of such Bank Party. Borrower agrees to indemnify each Bank Party and hold it harmless against all costs, expenses, claims, penalties, liabilities and damages which may result from any such change in Law, interpretation or administration. Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

         Section 3.5. FUNDING LOSSES. In addition to its other obligations hereunder, Borrower will indemnify each Bank Party against, and reimburse each Bank Party on demand for, any loss or expense incurred or sustained by such Bank Party (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by a Bank Party to fund or maintain Eurodollar Loans), as a result of (a) any payment or prepayment (whether authorized or required hereunder or otherwise) of all or a portion of a Eurodollar Loan on a day other than the day on which the applicable Interest Period ends, (b) any payment or prepayment, whether required hereunder or otherwise, of a Loan made after the delivery, but before the effective date, of a Continuation/Conversion Notice, if such payment or prepayment prevents such Continuation/Conversion Notice from becoming fully effective, (c) the failure of any Loan to be made or of any Continuation/Conversion Notice to become effective due to any condition precedent not being satisfied or due to any other action or inaction of any Restricted Person, or (d) any Conversion (whether authorized or required hereunder or otherwise) of all or any portion of any Eurodollar Loan into a Base Rate Loan or into a different Eurodollar Loan on a day other than the day on which the applicable Interest Period ends and such Conversion is due to any action or inaction of any Restricted Person. Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

         Section 3.6. REIMBURSABLE TAXES.  Borrower covenants and agrees that:

         (a) Borrower will indemnify each Bank Party against and reimburse each Bank Party for all present and future income, stamp and other taxes, levies, costs and charges whatsoever imposed, assessed, levied or collected on or in respect of this Agreement or any Eurodollar Loans or Letters of Credit(whether or not legally or correctly imposed, assessed, levied or collected), excluding, however, any taxes imposed on or measured by the overall net income of Agent or such Bank Party or any Applicable Lending Office of such Bank Party by any jurisdiction in which such Bank Party or any such Applicable Lending Office is located (all such non-excluded taxes, levies, costs and charges being collectively called "Reimbursable Taxes" in this section). Such indemnification shall be on an after-tax basis, taking into account any taxes imposed on the amounts paid as indemnity.

         (b) All payments on account of the principal of, and interest on, each Bank Party's Loans and Notes, and all other amounts payable by Borrower to any Bank Party hereunder, shall be made in full without set-off or counterclaim and shall be made free and clear of and without deductions or withholdings of any nature by reason of any Reimbursable Taxes, all of which will be for the account of Borrower. In the event of Borrower being compelled by Law to make any such deduction or withholding from any payment to any Bank Party, Borrower shall pay on the due date of such payment, by way of additional interest, such additional amounts as are needed to cause the amount receivable by such Bank Party after such deduction or withholding to equal the amount which would have been receivable in the absence of such deduction or withholding. If Borrower should make any deduction or withholding as aforesaid, Borrower shall within 60 days thereafter forward to such Bank Party an official receipt or other official document evidencing payment of such deduction or withholding.

         (c) If Borrower is ever required to pay any Reimbursable Tax with respect to any Eurodollar Loan, Borrower may elect, by giving to Agent and such Bank Party not less than three Business Days' notice, to convert all (but not less than all) of any such Eurodollar Loan into a Base Rate Loan, but such election shall not diminish Borrower's obligation to pay all Reimbursable Taxes.

         (d) Notwithstanding the foregoing provisions of this section, Borrower shall be entitled, to the extent it is required to do so by Law, to deduct or withhold (and not to make any indemnification or reimbursement for) income or other similar taxes imposed by the United States of America (other than any portion thereof attributable to a change in federal income tax Laws effected after the date hereof) from interest, fees or other amounts payable hereunder for the account of any successor or assign of Bank Party other than a Bank Party
(i) who is a U.S. person for Federal income tax purposes or (ii) who has the Prescribed Forms on file with Agent (with copies provided to Borrower) for the applicable year to the extent deduction or withholding of such taxes is not required as a result of the filing of such Prescribed Forms, provided that if Borrower shall so deduct or withhold any such taxes, it shall provide a statement to Agent and such Bank Party, setting forth the amount of such taxes so deducted or withheld, the applicable rate and any other information or documentation which such Person may reasonably request for assisting such Person to obtain any allowable credits or deductions for the taxes so deducted or withheld in the jurisdiction or jurisdictions in which such Person is subject to tax. As used in this section, "Prescribed Forms" means such duly executed forms or statements, and in such number of copies, which may, from time to time, be prescribed by Law and which, pursuant to applicable provisions of (x) an income tax treaty between the United States and the country of residence of the Person providing the forms or statements, (y) the Internal Revenue Code or (z) any applicable rules or regulations thereunder, permit Borrower to make payments hereunder for the account of such Person free of such deduction or withholding of income or similar taxes.

         Section 3.7. CHANGE OF APPLICABLE LENDING OFFICE. Each Bank Party agrees that, upon the occurrence of any event giving rise to the operation of Sections 3.2 through 3.6 with respect to such Bank Party, it will, if requested by Borrower, use reasonable efforts (subject to overall policy considerations of such

Bank Party) to designate another Lending Office, provided that such designation is made on such terms that such Bank Party and its Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such section. Nothing in this section shall affect or postpone any of the obligations of Borrower or the rights of any Bank Party provided in Sections 3.2 through 3.6.


         Section 3.8. PROCEEDS OF SALES OF MORTGAGED OR PLEDGED PROPERTIES. In respect to each Partnership formed on or before December 31, 1992, and in order to comply with Section 6.8 of the partnership agreement of each such partnership (pursuant to which each such Partnership shall have the authority to mortgage an undivided percentage working interest in the Partnership's producing oil and gas properties to secure borrowings by Borrower), if any property of such Partnership which is subject to the Security documents shall be sold or otherwise disposed of for value by such Partnership, the Borrower's interest therein shall be released from the Security Documents, provided that (i) all of Borrower's portion of such proceeds of any such sale must be applied against the Obligations and the Majority Lenders shall have the right to reduce the Borrowing Base by such value as they ascribe to Borrower's portion of such sold properties, and (ii) Borrower will make each such payment of proceeds to Agent no later than 11:00 a.m., New York, New York time, on the third Business day following any such sale, in lawful money of the United States of America, without set-off, deduction or counterclaim, and in immediately available funds. Such payment shall be applied to the Obligations as set forth in Section 3.1.

         Section 3.9. APPLICATION OF PROCEEDS AFTER ACCELERATION. If any Event of Default shall have occurred and be continuing, and if the Obligations have become due and payable, all cash collateral held by Administrative Agent under this Agreement and the proceeds of any sale, disposition, or other realization by Administrative Agent upon the Collateral (or any portion thereof) pursuant to the Security Documents, shall be distributed in whole or in part by Administrative Agent in the following order of priority, unless otherwise directed by all of the Lenders:

         First, to the Administrative Agent, in an amount equal to all reimbursements to Administrative Agent due and payable as of the date of such distribution;

         Second, to the Lenders, ratably, in an amount equal to all Obligations and Pari Passu Lender Hedging Obligations; provided, however, that in case such proceeds shall be insufficient to pay in full all Obligations and all Pari Passu Lender Hedging Obligations, then to the payment thereof to the Lenders, ratably, in proportion to its percentage of the sum of the aggregate amounts of all Obligations and Pari Passu Lender Hedging Obligations;

         Third, to the Lenders in an amount equal to all other Lending Hedging Obligations; provided, however, that in the case such proceeds shall be insufficient to pay in full such Lender Hedging Obligations, then to the payment thereof to the Lenders, ratably, in proportion to its percentage of the sum of the aggregate amounts of all such Lender Hedging Obligations; and

         Fourth, to the extent of any surplus, to the Restricted Persons as their respective interests may appear, except as may be provided otherwise by law;

it being understood that the Restricted Persons shall remain liable to the extent of any deficiency between the amount of proceeds of the Collateral and the aggregate sums referred to in clauses First through Fourth above.

                  ARTICLE IV - Conditions Precedent to Lending
                               -------------------------------

         Section 4.1. DOCUMENTS TO BE DELIVERED. No Lender has any obligation to make its first Loan, and LC Issuer has no obligation to issue the first Letter of Credit unless Agent shall have received all of the following, at Agent's office in Dallas, Texas, duly executed and delivered and in form, substance and date satisfactory to Agent:

         (a) This Agreement.

         (b) Each Note.

         (c) Each Security Document listed in the Security Schedule.

         (d) Certain certificates of Borrower including:

                  (i) An "Omnibus Certificate" of the Secretary and of the Chief Executive Officer or the President of Borrower, which shall contain the names and signatures of the officers of Borrower authorized to execute Loan Documents on behalf of Borrower and which shall certify to the truth, correctness and completeness of the following exhibits attached thereto: (1) a copy of resolutions duly adopted by the Board of Directors of Borrower and in full force and effect at the time this Agreement is entered into, authorizing the execution of this Agreement and the other Loan Documents delivered or to be delivered in connection herewith and the consummation of the transactions contemplated herein and therein, (2) a copy of the charter documents of Borrower and all amendments thereto, certified by the appropriate official of Borrower's state of organization, and (3) a copy of the bylaws of Borrower; and

                  (ii) A "Compliance Certificate" of the Chief Executive Officer or President and of the chief financial officer of Borrower, of even date with such Loan or such Letter of Credit, in which such officers certify to the satisfaction of the conditions set out in subsections
         (a), (b), (c) and (d) of Section 4.2.

         (e) A certificate (or certificates) of the due formation, valid existence and good standing of Borrower and each Restricted Person in their respective states of organization, issued by the appropriate authorities of such jurisdiction, and certificates of Borrower's good standing and due qualification to do business, issued by appropriate officials in any states in which the character of the properties owned or held by Borrower or the nature of the business transacted by it makes such qualification necessary.

         (f) Documents similar to those specified in subsections (d)(i) and (e) of this section with respect to each Guarantor and the execution by it of its guaranty of Borrower's Obligations.

         (g) A favorable opinion of Thomas Hill Esq., General Counsel for Restricted Persons, substantially in the form set forth in Exhibit F-1, and Cassidy, Kotjarapoglus & Pohland, P.C., special Pennsylvania counsel for Agent, and Bowles, Rice, McDavid, Graff & Love, special Ohio counsel for Agent, both substantially in the form set forth in Exhibit F-2.

         (h) The Initial Engineering Report and the Initial Financial
Statements.

         (i) Certificates or binders evidencing Restricted Persons' insurance in effect on the date hereof and showing Agent as the additional insured and loss payee.

         (j) Title review in form, substance and authorship satisfactory to Agent, concerning the Borrower's oil and gas properties.

         (k) Payment of all commitment, facility, agency and other fees required to be paid to any Bank Party pursuant to any Loan Documents or any commitment agreement heretofore entered into.

         (l) Reports from Borrower describing all pending or threatened actions, suits or legal, equitable, arbitrative or administrative proceedings by or against any Borrower before any federal, state, municipal or other court, department, commission, body, board, bureau, agency or instrumentality, domestic or foreign. There shall be no outstanding order or injunction which would prohibit any of the transactions contemplated by the Loan Documents.

         (m) Undated letter transfer orders from Borrower to the parties presently remitting to Borrower proceeds from the sale of hydrocarbon production from or attributable to the Collateral, together with additional such letters with the addresses left blank, directing the addressees, until receipt of notice from Lender, to make future remittances attributable to such oil and gas properties to Lender for the account of Borrower.

         (n) Documents (i) confirming the payment in full of all Indebtedness under the Existing Credit Documents, (ii) releasing and terminating all Liens on any Restricted Person's property securing such Indebtedness (or assigning such Liens to Agent for the benefit of Lenders), and (iii) terminating the credit facility under the Existing Credit Documents.

         Section 4.2. ADDITIONAL CONDITIONS PRECEDENT. No Lender has any obligation to make any Loan (including its first), and LC Issuer has no obligation to issue any Letter of Credit (including its first), unless the following conditions precedent have been satisfied:

         (a) All representations and warranties made by any Restricted Person in any Loan Document shall be true on and as of the date of such Loan or the date of issuance of such Letter of Credit(except to the extent that the facts upon which such representations are based have been changed by the extension of credit hereunder) as if such representations and warranties had been made as of the date of such Loan or the date of issuance of such Letter of Credit.

         (b) No Default shall exist at the date of such Loan or the date of issuance of such Letter of Credit.

         (c) No Material Adverse Change shall have occurred to, and no event or circumstance shall have occurred that could cause a Material Adverse Change to, Borrower's Consolidated financial condition or businesses since the date of this Agreement.

         (d) Each Restricted Person shall have performed and complied with all agreements and conditions required in the Loan Documents to be performed or complied with by it on or prior to the date of such Loan or the date of issuance of such Letter of Credit.

         (e) The making of such Loan or the issuance of such Letter of Credit shall not be prohibited by any Law and shall not subject any Lender or any LC Issuer to any penalty or other onerous condition under or pursuant to any such Law.

         (f) Agent shall have received all documents and instruments which Agent has then requested, in addition to those described in Section 4.1 (including opinions of legal counsel for Restricted Persons, and Lender; corporate documents and records; documents evidencing governmental authorizations, consents, approvals, licenses and exemptions; and certificates of public officials and of officers and representatives of Borrower and other Persons), as to (i) the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in this Agreement and the other Loan Documents, (ii) the satisfaction of all conditions contained herein or therein, and (iii) all other matters pertaining hereto and thereto. All such additional documents and instruments shall be satisfactory to Agent in form, substance and date.

         (g) Borrower shall, prior to the making of the first Loan (or using the proceeds thereof), have deposited with Thompson & Knight, L.L.P., counsel for Agent, the amount specified by such counsel to be held by such counsel and applied toward payment of costs and expenses for recordation of the Security Documents, as provided pursuant to Section 10.4(a). If such deposit exceeds the amount of such costs and expenses, the excess shall be returned to Borrower. If such deposit is less than such costs and expenses, the deficit shall be paid by Borrower pursuant to Section 10.4(a).


                   ARTICLE V - Representations and Warranties
                               ------------------------------

         To confirm each Bank Party's understanding concerning Restricted Persons and Restricted Persons' businesses, properties and obligations and to induce each Bank Party to enter into this Agreement and to extend credit hereunder, Borrower represents and warrants to each Bank Party that:

         Section 5.1. NO DEFAULT. No Restricted Person is in default in the performance of any of the covenants and agreements contained in any Loan Document. No event has occurred and is continuing which constitutes a Default.

         Section 5.2. ORGANIZATION AND GOOD STANDING. Each Restricted Person is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization, having all powers required to carry on its business and enter into and carry out the transactions contemplated hereby. Each Restricted Person is duly qualified, in good standing, and authorized to do business in all other jurisdictions within the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such qualification necessary. Each Restricted Person has taken all actions and procedures customarily taken in order to enter, for the purpose of conducting business or owning property, each jurisdiction outside the United States wherein the character of the properties owned or held by it or the nature of the business transacted by it makes such actions and procedures desirable.

         Section 5.3. AUTHORIZATION. Each Restricted Person has duly taken all action necessary to authorize the execution and delivery by it of the Loan Documents to which it is a party and to authorize the consummation of the transactions contemplated thereby and the performance of its obligations thereunder. Borrower is duly authorized to borrow funds hereunder.

         Section 5.4. NO CONFLICTS OR CONSENTS. The execution and delivery by the various Restricted Persons of the Loan Documents to which each is a party, the performance by each of its obligations under such Loan Documents, and the consummation of the transactions contemplated by the various Loan Documents, do not and will not (i) conflict with any provision of (1) any Law, (2) the organizational documents of any Restricted Person, or (3) any agreement, judgment, license, order or permit applicable to or binding upon any Restricted Person, (ii) result in the acceleration of any Indebtedness owed by any Restricted Person, or (iii) result in or require the creation of any Lien upon any assets or properties of any Restricted Person except as expressly contemplated in the Loan Documents. Except as expressly contemplated in the Loan Documents no consent, approval, authorization or order of, and no notice to or filing with, any Tribunal or third party is required in connection with the execution, delivery or performance by any Restricted Person of any Loan Document or to consummate any transactions contemplated by the Loan Documents.

         Section 5.5. ENFORCEABLE OBLIGATIONS. This Agreement is, and the other Loan Documents when duly executed and delivered will be, legal, valid and binding obligations of each Restricted Person which is a party hereto or thereto, enforceable in accordance with their terms except as such enforcement may be limited by bankruptcy, insolvency or similar Laws of general application relating to the enforcement of creditors' rights.

         Section 5.6. INITIAL FINANCIAL STATEMENTS. Borrower has heretofore delivered to each Bank Party true, correct and complete copies of the Initial Financial Statements. The Initial Financial Statements fairly present Borrower's Consolidated financial position at the respective dates thereof and the Consolidated results of Borrower's operations and Borrower's Consolidated cash flows for the respective periods thereof. Since the date of the annual Initial Financial Statements, no Material Adverse Change has occurred, except as reflected in the quarterly Initial Financial Statements or in the Disclosure Schedule. All Initial Financial Statements were prepared in accordance with GAAP.

         Section 5.7. OTHER OBLIGATIONS AND RESTRICTIONS. No Restricted Person has any outstanding Liabilities of any kind (including contingent obligations, tax assessments, and unusual forward or long-term commitments) which are, in the aggregate, material to Borrower or material with respect to Borrower's Consolidated financial condition and not shown in the Initial Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report. Except as shown in the Initial Financial Statements or disclosed in the Disclosure Schedule or a Disclosure Report, no Restricted Person is subject to or restricted by any franchise, contract, deed, charter restriction, or other instrument or restriction which could cause a Material Adverse Change. Except as set forth in the Disclosure Schedule, no Restricted Person has any outstanding preferred stock or other security other than common stock of the Borrower.

         Section 5.8. FULL DISCLOSURE. No certificate, statement or other information delivered herewith or heretofore by any Restricted Person to any Bank Party in connection with the negotiation of this Agreement or in connection with any transaction contemplated hereby contains any untrue statement of a material fact or omits to state any material fact known to any Restricted Person (other than industry-wide risks normally associated with the types of businesses conducted by Restricted Persons) necessary to make the statements contained herein or therein not misleading as of the date made or deemed made. There is no fact known to any Restricted Person (other than industry-wide risks normally associated with the types of businesses conducted by Restricted Persons) that has not been disclosed to each Bank Party in writing which could cause a Material Adverse Change. All data and information provided by Borrower in connection with any Engineering Report was true and correct and did not fail to include any information known to or reasonably available to any Restricted Person which was required in order to keep the information which was provided from being materially misleading, it being understood that each Engineering Report is necessarily based upon professional opinions, estimates and projections and that Borrower does not warrant that such opinions, estimates and projections will ultimately prove to have been accurate. Borrower has heretofore delivered to each Bank Party true, correct and complete copies of the Initial Engineering Report and since the date of the Initial Engineering Report, nothing has occurred which would render the Initial Engineering Report misleading, except as disclosed on the Disclosure Schedule.

         Section 5.9. LITIGATION. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule: (i) there are no actions, suits or legal, equitable, arbitrative or administrative proceedings pending, or to the knowledge of any Restricted Person threatened, against any Restricted Person before any Tribunal which could cause a Material Adverse Change, and (ii) there are no outstanding judgments, injunctions, writs, rulings or orders by any such Tribunal against any Restricted Person or any Restricted Person's stockholders, partners, directors or officers which could cause a Material Adverse Change.

         Section 5.10. LABOR DISPUTES AND ACTS OF GOD. Except as disclosed in the Disclosure Schedule or a Disclosure Report, neither the business nor the properties of any Restricted Person has been affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance), which could cause a Material Adverse Change.

         Section 5.11. ERISA PLANS AND LIABILITIES. All currently existing ERISA Plans are listed in the Disclosure Schedule or a Disclosure Report. Except as disclosed in the Initial Financial Statements or in the Disclosure Schedule or a Disclosure Report, no Termination Event has occurred with respect to any ERISA Plan and all ERISA Affiliates are in compliance with ERISA in all material respects. No ERISA Affiliate is required to contribute to, or has any other absolute or contingent liability in respect of, any "multiemployer plan" as defined in Section 4001 of ERISA. Except as set forth in the Disclosure Schedule or a Disclosure Report: (i) no "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, and (ii) the current value of each ERISA Plan's benefits does not exceed the current value of such ERISA Plan's assets available for the payment of such benefits by more than $500,000.

         Section 5.12. ENVIRONMENTAL AND OTHER LAWS. Except as disclosed in the Disclosure Schedule or a Disclosure Report, to the best knowledge of Borrower, its officers, directors and employees: (a) Restricted Persons are conducting their businesses in material compliance with all applicable Laws, including Environmental Laws, and have and are in compliance in all material respects with all licenses and permits required under any such Laws; (b) none of the operations or properties of any Restricted Person is the subject of federal, state or local investigation evaluating whether any material remedial action is needed to respond to a release of any Hazardous Materials into the environment or to the improper storage or disposal (including storage or disposal at offsite locations) of any Hazardous Materials; (c) no Restricted Person (and to the best knowledge of Borrower, no other Person) has filed any notice under any Law indicating that any Restricted Person is responsible for the improper release into the environment, or the improper storage or disposal, of any material amount of any Hazardous Materials or that any material amount of any Hazardous Materials have been improperly released, or are improperly stored or disposed of, upon any property of any Restricted Person; (d) no Restricted Person has transported or arranged for the transportation of any Hazardous Material to any location which is (i) listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, listed for possible inclusion on such National Priorities List by the Environmental Protection Agency in its Comprehensive Environmental Response, Compensation and Liability Information System List.

         Section 5.13. NAMES AND PLACES OF BUSINESS. No Restricted Person has, during the preceding five years, had, been known by, or used any other trade or fictitious name, except as disclosed in the Disclosure Schedule. Except as otherwise indicated in the Disclosure Schedule or a Disclosure Report, the chief executive office and principal place of business of each Restricted Person are (and for the preceding five years have been) located at the address of Borrower set out on the signature pages hereto. Except as indicated in the Disclosure Schedule or a Disclosure Report, no Restricted Person has any other office or place of business.

         Section 5.14. BORROWER'S SUBSIDIARIES. Borrower does not presently have any Subsidiary or own any stock in any other corporation or association except those listed in the Disclosure Schedule or a Disclosure Report. Neither Borrower nor any Restricted Person is a member of any general or limited partnership, joint venture or association of any type whatsoever except those listed in the Disclosure Schedule or a Disclosure Report and associations, joint ventures or other relationships (i) which are established pursuant to a standard form operating agreement or similar agreement or which are partnerships for purposes of federal income taxation only, (ii) which are not corporations or partnerships (or subject to the Uniform Partnership Act) under applicable state Law, and (iii) whose businesses are limited to the exploration, development and operation of oil, gas or mineral properties and interests owned directly by the parties in such associations, joint ventures or relationships. Except as otherwise revealed in a Disclosure Report, Borrower owns, directly or indirectly, the equity interest in each of its Subsidiaries which is indicated in the Disclosure Schedule.

         Section 5.15. TITLE TO PROPERTIES; LICENSES. Except as disclosed on the Disclosure Schedule, each Restricted Person has good and defensible title to all of its material properties and assets, free and clear of all Liens other than Permitted Liens and of all impediments to the use of such properties and assets in such Restricted Person's business, except that no representation or warranty is made with respect to any oil, gas or mineral property or interest to which no proved oil or gas reserves are properly attributed. Other than Liens permitted under Section 7.2, each Restricted Person will respectively own in the aggregate, in all material respects, the net interests in production attributable to the wells and units evaluated in the Initial Reserve Reports. The ownership of such Properties shall not in the aggregate in any material respect obligate such Restricted Person to bear the costs and expenses relating to the maintenance, development and operations of such Properties in an amount materially in excess of the working interest of such Properties set forth in the Initial Engineering Reports. Each Restricted Person has paid all royalties payable under the oil and gas leases to which it is operator, except (i) those royalties contested in accordance with the terms of the applicable joint operating agreement or otherwise contested in good faith by appropriate proceedings and (ii) those royalty payments of a nominal amount for which payment is delayed in accordance with standard operating procedures that are adhered to by prudent operators in the Appalachian Basin (such as monthly royalties of less than $25.00 deferred to a single annual payment). Upon delivery of each Engineering Report furnished to Lender pursuant to Section 6.2, the statements made in the preceding sentences of this Section 5.15 shall be true with respect to such Engineering Reports. All information contained in the Initial Engineering Reports is true and correct in all material respects as of the date thereof and as of the date of the first Loan hereunder. Each Restricted Person possesses all licenses, permits, franchises, patents, copyrights, trademarks and trade names, and other intellectual property (or otherwise possesses the right to use such intellectual property without violation of the rights of any other Person) which are necessary to carry out its business as presently conducted and as presently proposed to be conducted hereafter, and no Restricted Person is in violation in any material respect of the terms under which it possesses such intellectual property or the right to use such intellectual property.

         Section 5.16. GOVERNMENT REGULATION. Neither Borrower nor any other Restricted Person owing Obligations is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Investment Company Act of 1940 (as any of the preceding acts have been amended) or any other Law which regulates the incurring by such Person of Indebtedness. Neither Borrower nor any other Restricted Person owing Obligations is subject to regulation under any Laws relating to common contract carriers or the sale of electricity, gas, steam, water or other public utility services other than (i) reporting related to incidental gas utility supply and (ii) regulations related only to health and safety.

         Section 5.17. OFFICERS, DIRECTORS AND SHAREHOLDERS. The officers and directors of Borrower are those persons disclosed in the Disclosure Schedule.

         Section 5.18. INSIDER. No Restricted Person, nor any Person having "control" (as that term is defined in 12 U.S.C. sec. 375b(9) or in regulations promulgated pursuant thereto) of any Restricted Person, is a "director" or an "executive officer" or "principal shareholder" (as those terms are defined in 12 U.S.C. sec. 375b(8) or (9) or in regulations promulgated pursuant thereto) of any Lender, of a bank holding company of which any Lender is a Subsidiary or of any Subsidiary of a bank holding company of which any Lender is a Subsidiary.

         Section 5.19. SOLVENCY. Upon giving effect to the issuance of the Notes, the execution of the Loan Documents by Borrower and the consummation of the transactions contemplated hereby, however, excluding the effects upon the solvency of any Restricted Person created by the items disclosed on the Disclosure Schedule, each Restricted Person will be solvent (as such term is used in applicable bankruptcy, liquidation, receivership, insolvency or similar
Laws). Each Restricted Person's capital is adequate for the businesses in which such Restricted Person is engaged and intends to be engaged. No Restricted Person has incurred (whether hereby or otherwise), nor does any Restricted Person intend to incur or believe that it will incur, debts (excluding those debts disclosed on the Disclosure Schedule) which will be beyond its ability to pay as such debts mature.

         Section 5.20. PARTNERSHIP INTERESTS. All of the interests in the Partnerships have been issued in compliance with all federal and applicable state securities laws and other applicable laws, and are fully paid for. No partner of any Partnership has any right of recission or other cause of action against any Restricted Person, and, except as disclosed on the Disclosure Schedule, no such right or cause of action has been asserted or, to the knowledge of Restricted Persons, threatened against any Restricted Person.


                 ARTICLE VI - Affirmative Covenants of Borrower
                              ---------------------------------

         To conform with the terms and conditions under which each Bank Party is willing to have credit outstanding to Borrower, and to induce each Bank Party to enter into this Agreement and extend credit hereunder, Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise:

         Section 6.1. PAYMENT AND PERFORMANCE. Borrower will pay all amounts due under the Loan Documents in accordance with the terms thereof and will observe, perform and comply with every covenant, term and condition expressed or implied in the Loan Documents. Borrower will cause each other Restricted Person to observe, perform and comply with every such term, covenant and condition.

         Section 6.2. BOOKS, FINANCIAL STATEMENTS AND REPORTS. Each Restricted Person will at all times maintain full and accurate books of account and records. Borrower will maintain and will cause its Subsidiaries to maintain a standard system of accounting, will maintain its Fiscal Year, and will furnish the following statements and reports to each Bank Party at Borrower's expense:

         (a) As soon as available, and in any event within ninety (90) days after the end of each Fiscal Year, Consolidated and consolidating financial statements of Borrower together with all notes thereto, prepared in reasonable detail in accordance with GAAP, together with an unqualified opinion, based on an audit using generally accepted auditing standards, by Hausser + Taylor LLP, or other independent certified public accountants selected by Borrower and acceptable to Majority Lenders, stating that such Consolidated financial statements have been so prepared. These financial statements shall contain a Consolidated and consolidating balance sheet as of the end of such Fiscal Year and Consolidated and consolidating statements of earnings, of cash flows, and of changes in owners' equity for such Fiscal Year, and, each setting forth in comparative form the corresponding figures for the preceding Fiscal Year.

         (b) As soon as available, and in any event within forty-five (45) days after the end of each Fiscal Quarter, Borrower's Consolidated and consolidating balance sheet as of the end of such Fiscal Quarter and Consolidated and consolidating statements of Borrower's earnings and cash flows for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, all in reasonable detail and prepared in accordance with GAAP, subject to changes resulting from normal year-end adjustments. In addition, Borrower will, together with each such set of financial statements and each set of financial statements furnished under subsection (a) of this section, furnish a certificate in the form of Exhibit D signed by the chief financial officer of Borrower stating that such financial statements are accurate and complete (subject to normal year-end adjustments), stating that he has reviewed the Loan Documents, containing calculations showing compliance (or non-compliance) at the end of such Fiscal Quarter with the requirements of Section 7.3, 7.13, 7.14 and 7.15 and stating that no Default exists at the end of such Fiscal Quarter or at the time of such certificate or specifying the nature and period of existence of any such Default.

         (c) Promptly upon their becoming available, copies of all financial statements, reports, notices and proxy statements sent by any Restricted Person to its stockholders and all registration statements, periodic reports and other statements and schedule filed by any Restricted Person with any securities exchange, the Securities and Exchange Commission or any similar governmental authority.

         (d) By June 15 of each year, an engineering report (as of the March 31 Evaluation Date) prepared by S. A. Holditch and Associates, or other independent petroleum engineers chosen by Borrower and acceptable to Majority Lenders, concerning all oil and gas properties and interests owned by any Restricted Person which are located in or offshore of the United States and which have attributable to them proved oil or gas reserves. This report shall be satisfactory to Agent, shall contain sufficient information to enable Borrower to meet the reporting requirements concerning oil and gas reserves contained in Regulations S-K and S-X promulgated by the Securities and Exchange Commission shall take into account any "over-produced" status under gas balancing arrangements, and shall contain information and analysis comparable in scope to that contained in the Initial Engineering Report. This report shall distinguish (or shall be delivered together with a certificate from an appropriate officer of Borrower which distinguishes) those properties treated in the report which are Collateral from those properties treated in the report which are not Collateral. Concurrent with the delivery of each report delivered pursuant to this subsection, Borrower will furnish a cash flow budget of Borrower for the twelve month period following the date of such report which will project monthly production volumes, revenues, expenses, taxes and budgeted capital expenditures.

         (e) By November 15 of each year, an engineering report (as of the September 30 Evaluation Date) prepared by petroleum engineers employed by Borrower, concerning all oil and gas properties and interests owned by any Restricted Person which are located in or offshore of the United States and which have attributable to them proved oil and gas reserves. This report shall be in form and substance as the report delivered under Section 6.2(d) and otherwise satisfactory to Majority Lenders.

         (f) As soon as available, and in any event within sixty (60) days after the end of each Fiscal Quarter, a report, certified by an officer of Borrower, describing by lease or unit the gross volume of production and sales attributable to production during such Fiscal Quarter from the properties described in subsections (c) and (d) above and describing the related severance taxes, other taxes, leasehold operating expenses and capital costs attributable thereto and incurred during such Fiscal Quarter.

         (g) Within fifteen (15) days after any material changes in insurance coverage by the Restricted Persons, report describing such changes, and, within thirty (30) days after the end of each Fiscal Year, a report describing the insurance coverage of the Restricted Persons and certifying compliance with
Section 6.8. In addition, the Restricted Persons will, together with each report describing any material changes in insurance coverage by the Restricted Persons, provide a new insurance certificate, naming Lender as an additional insured or loss payee, as appropriate.

         Section 6.3. OTHER INFORMATION AND INSPECTIONS. Each Restricted Person will furnish to each Bank Party any information which Agent may from time to time request in writing concerning any covenant, provision or condition of the Loan Documents or any matter in connection with Restricted Persons' businesses and operations. Each Restricted Person will permit representatives appointed by Agent (including independent accountants, auditors, agents, attorneys, appraisers and any other Persons) to visit and inspect during normal business hours any of such Restricted Person's property, including its books of account, other books and records, and any facilities or other business assets, and to make extra copies therefrom and photocopies and photographs thereof, and to write down and record any information such representatives obtain, and each Restricted Person shall permit Agent or its representatives to investigate and verify the accuracy of the information furnished to Agent or any Lender in connection with the Loan Documents and to discuss all such matters with its officers, employees and representatives.

         Section 6.4. NOTICE OF MATERIAL EVENTS AND CHANGE OF ADDRESS. Borrower will promptly notify each Bank Party in writing, stating that such notice is being given pursuant to this Agreement, of:

         (a) the occurrence of any Material Adverse Change,

         (b) the occurrence of any Default,

         (c) the acceleration of the maturity of any Indebtedness owed by any Restricted Person or of any default by any Restricted Person under any indenture, mortgage, agreement, contract or other instrument to which any of them is a party or by which any of them or any of their properties is bound, if such acceleration or default could cause a Material Adverse Change,

         (d) the occurrence of any Termination Event,

         (e) any claim of $750,000 or more, any notice of potential liability under any Environmental Laws which might exceed such amount, or any other material adverse claim asserted against any Restricted Person or with respect to any Restricted Person's properties, and

         (f) the filing of any suit or proceeding against any Restricted Person in which the amount involved is $750,000 or more or in which an adverse decision could cause a Material Adverse Change.

Upon the occurrence of any of the foregoing, Restricted Persons will take all necessary or appropriate steps to remedy promptly any such Material Adverse Change, Default, acceleration, default or Termination Event, to protect against any such adverse claim, to defend any such suit or proceeding, and to resolve all controversies on account of any of the foregoing. Borrower will also notify Agent and Agent's counsel in writing at least twenty Business Days prior to the date that any Restricted Person changes its name or the location of its chief executive office or principal place of business or the place where it keeps its books and records concerning the Collateral, furnishing with such notice any necessary financing statement amendments or requesting Agent and its counsel to prepare the same.

         Section 6.5. MAINTENANCE OF PROPERTIES. Each Restricted Person will maintain, preserve, protect, and keep, or will cause to be maintained, preserved, protected and kept, all Collateral and all other property used or useful in the conduct of its business in good condition and in compliance with all applicable Laws, and will from time to time make, or cause to be made, all repairs, renewals and replacements needed to enable the business and operations carried on in connection therewith to be promptly and advantageously conducted at all times.

         Section 6.6. MAINTENANCE OF EXISTENCE AND QUALIFICATIONS. Each Restricted Person will maintain and preserve its existence and its rights and franchises in full force and effect and will qualify to do business in all states or jurisdictions where required by applicable Law, except where the failure so to qualify will not cause a Material Adverse Change.

         Section 6.7. PAYMENT OF TRADE LIABILITIES, TAXES, ETC. Each Restricted Person will (a) timely file all required tax returns; (b) timely pay all taxes, assessments, and other governmental charges or levies imposed upon it or upon its income, profits or property; (c) within ninety (90) days after the original invoice billing date therefor, pay all Liabilities owed by it on ordinary trade terms to vendors, suppliers and other Persons providing goods and services used by it in the ordinary course of its business; (d) pay and discharge when due all other Liabilities now or hereafter owed by it; and (e) maintain appropriate accruals and reserves for all of the foregoing in accordance with GAAP. Each Restricted Person may, however, delay paying or discharging any of the foregoing so long as it is in good faith contesting the validity thereof by appropriate proceedings and has set aside on its books adequate reserves therefor.

         Section 6.8. INSURANCE. Each Restricted Person will keep or cause to be kept insured by financially sound and reputable insurers its property in accordance with the Insurance Schedule. Borrower will maintain the additional insurance coverage as described in the respective Security Documents. Upon demand by Agent any insurance policies covering Collateral shall be endorsed (a) to provide for payment of losses to Agent as its interests may appear, (b) to provide that such policies may not be canceled or reduced or affected in any material manner for any reason without fifteen days prior notice to Agent, (c) to provide for any other matters specified in any applicable Security Document or which Agent may reasonably require; and (d) to provide for insurance against fire, casualty and any other hazards normally insured against, in the amount of the full value (less a reasonable deductible not to exceed amounts customary in the industry for similarly situated businesses and properties) of the property insured; provided that Restricted Person may maintain a self insurance program on well site equipment losses (excluding individual assets with a replacement value in excess of $100,000) consistent with the practices of normal prudent operators. Each Restricted Person shall at all times maintain insurance against its liability for injury to persons or property in accordance with the Insurance Schedule, which insurance shall be by financially sound and reputable insurers. Without limiting the foregoing, each Restricted Person shall at all time maintain liability insurance in accordance with the Insurance Schedule.

         Section 6.9. PERFORMANCE ON BORROWER'S BEHALF. If any Restricted Person fails to pay any taxes, insurance premiums, expenses, attorneys' fees or other amounts it is required to pay under any Loan Document, Agent may pay the same. Borrower shall immediately reimburse Agent for any such payments and each amount paid by Agent shall constitute an Obligation owed hereunder which is due and payable on the date such amount is paid by Agent.

         Section 6.10. INTEREST. Borrower hereby promises to each Bank Party to pay interest at the Default Rate applicable to Base Rate Loans on all Obligations (including Obligations to pay fees or to reimburse or indemnify any Bank Party) which Borrower has in this Agreement promised to pay to such Bank Party and which are not paid when due. Such interest shall accrue from the date such Obligations become due until they are paid.

         Section 6.11. COMPLIANCE WITH AGREEMENTS AND LAW. Each Restricted Person will perform all material obligations it is required to perform under the terms of each indenture, mortgage, deed of trust, security agreement, lease, franchise, agreement, contract or other instrument or obligation to which it is a party or by which it or any of its properties is bound. Each Restricted Person will conduct its business and affairs in compliance with all Laws applicable thereto.

         Section 6.12. ENVIRONMENTAL MATTERS; ENVIRONMENTAL REVIEWS.

         (a) Each Restricted Person will comply in all material respects with all Environmental Laws now or hereafter applicable to such Restricted Person, as well as all contractual obligations and agreements with respect to environmental remediation or other environmental matters, and shall obtain, at or prior to the time required by applicable Environmental Laws, all environmental, health and safety permits, licenses and other authorizations necessary in any material respect for its operations and will maintain such authorizations in full force and effect.

         (b) Borrower will promptly furnish to Agent all written notices of violation, orders, claims, citations, complaints, penalty assessments, suits or other proceedings received by Borrower, or of which it has notice, pending or threatened against Borrower, by any governmental authority with respect to any alleged material violation of or material non-compliance with any Environmental Laws or any permits, licenses or authorizations in connection with its ownership or use of its properties or the operation of its business.

         (c) Borrower will promptly furnish to Agent all requests for information, notices of claim, demand letters, and other notifications, received by Borrower in connection with its ownership or use of its properties or the conduct of its business, relating to potential responsibility with respect to any investigation or clean-up of any material amount of any Hazardous Material at any location.

         Section 6.13. EVIDENCE OF COMPLIANCE. Each Restricted Person will furnish to each Bank Party at such Restricted Person's or Borrower's expense all evidence which Agent from time to time reasonably requests in writing as to the accuracy and validity of or compliance with all representations, warranties and covenants made by any Restricted Person in the Loan Documents, the satisfaction of all conditions contained therein, and all other matters pertaining thereto.

         Section 6.14. AGREEMENT TO DELIVER SECURITY DOCUMENTS. Borrower agrees to deliver and to cause each other Restricted Person to deliver, to further secure the Obligations whenever requested by Agent in its sole and absolute discretion, deeds of trust, mortgages, chattel mortgages, security agreements, financing statements and other Security Documents in form and substance satisfactory to Agent for the purpose of granting, confirming, and perfecting first and prior liens or security interests in any real or personal property now owned or hereafter acquired by any Restricted Person and first and prior liens or security interests in any real or personal property which is at such time Collateral or which was intended to be Collateral pursuant to any Security Document previously executed and not then released by Agent. Borrower also agrees to deliver, whenever requested by Agent in its sole and absolute discretion, favorable title opinions (or title review letters of the type accepted by the Borrower under its practices existing prior to the date hereof) from legal counsel acceptable to Agent with respect to any Restricted Person's properties and interests designated by Agent which have not previously been subject to a title review by Agent based upon abstract or record examinations to dates acceptable to Agent and (a) stating that such Restricted Person has good and defensible title to such properties and interests, free and clear of all Liens other than Permitted Liens, (b) confirming that such properties and interests are subject to Security Documents securing the Obligations that constitute and create legal, valid and duly perfected first deed of trust or mortgage liens in such properties and interests and first priority assignments of and security interests in the oil and gas attributable to such properties and interests and the proceeds thereof, and (c) covering such other matters as Agent may request.

         Section 6.16. PERFECTION AND PROTECTION OF SECURITY INTERESTS AND LIENS. Borrower will from time to time deliver, and will cause each other Restricted Person from time to time to deliver, to Agent any financing statements, continuation statements, extension agreements and other documents, properly completed and executed (and acknowledged when required) by Restricted Persons in form and substance satisfactory to Agent, which Agent requests for the purpose of perfecting, confirming, or protecting any Liens or other rights in Collateral securing any Obligations.

         Section 6.17. BANK ACCOUNTS; OFFSET. To secure the repayment of the Obligations, Borrower hereby grants to each Bank Party a security interest, a lien, and a right of offset, each of which shall be in addition to all other interests, liens, and rights of any Bank Party at common law, under the Loan Documents, or otherwise, and each of which shall be upon and against (a) any and all moneys, securities or other property (and the proceeds therefrom) of Borrower now or hereafter held or received by or in transit to any Bank Party from or for the account of Borrower, whether for safekeeping, custody, pledge, transmission, collection or otherwise, (b) any and all deposits (general or special, time or demand, provisional or final) of Borrower with any Bank Party, and (c) any other credits and claims of Borrower at any time existing against any Bank Party, including claims under certificates of deposit. At any time and from time to time after the occurrence of any Default, each Bank Party is hereby authorized to foreclose upon, or to offset against the Obligations then due and payable (in either case without notice to Borrower), any and all items hereinabove referred to. The remedies of foreclosure and offset are separate and cumulative, and either may be exercised independently of the other without regard to procedures or restrictions applicable to the other.

         Section 6.18. GUARANTIES OF BORROWER'S SUBSIDIARIES. Each Subsidiary of Borrower now existing or created, acquired or coming into existence after the date hereof (other than the Partnerships, NCE Securities, Inc. and any Immaterial Subsidiaries) shall, promptly upon request by Agent, execute and deliver to Agent an absolute and unconditional guaranty of the timely repayment of the Obligations and the due and punctual performance of the obligations of Borrower hereunder, which guaranty shall be satisfactory to Agent in form and substance. Each Subsidiary of Borrower existing on the date hereof (other than the Partnerships, NCE Securities, Inc. and any Immaterial Subsidiaries) shall duly execute and deliver such a guaranty prior to the making of any Loan hereunder. Borrower will cause each of such Subsidiaries to deliver to Agent, simultaneously with its delivery of such a guaranty, written evidence satisfactory to Agent and its counsel that such Subsidiary has taken all corporate or partnership action necessary to duly approve and authorize its execution, delivery and performance of such guaranty and any other documents which it is required to execute. As used herein "Immaterial Subsidiary" means any Subsidiary which has no operations and whose assets, together with the assets of all other Subsidiaries who are not Guarantors (other than the Partnerships or NCE Securities, Inc.) have a value (at the greater of fair market value or book value) of less than $250,000).

         Section 6.19. PRODUCTION PROCEEDS. Notwithstanding that, by the terms of the various Security Documents, Restricted Persons are and will be assigning to Agent and Lenders all of the "Production Proceeds" (as defined therein) accruing to the property covered thereby, so long as no Default has occurred Restricted Persons may continue to receive from the purchasers of production all such Production Proceeds, subject, however, to the Liens created under the Security Documents, which Liens are hereby affirmed and ratified. Upon the occurrence of a Default, Agent and Lenders may exercise all rights and remedies granted under the Security Documents, including the right to obtain possession of all Production Proceeds then held by Restricted Persons or to receive directly from the purchasers of production all other Production Proceeds. In no case shall any failure, whether purposed or inadvertent, by Agent or Lenders to collect directly any such Production Proceeds constitute in any way a waiver, remission or release of any of their rights under the Security Documents, nor shall any release of any Production Proceeds by Agent or Lenders to Restricted Persons constitute a waiver, remission, or release of any other Production Proceeds or of any rights of Agent or Lenders to collect other Production Proceeds thereafter.

         Section 6.20. MAINTENANCE OF LIENS ON EIGHTY PERCENT OF PROPERTIES. Without limitation of anything contained in Section 6.14 hereof, Borrower shall at all times cause the Mortgaged Properties to constitute at least eighty percent (80%) of the total value of the proved oil and gas properties of Restricted Persons. Within thirty (30) days following each Determination Date, Borrower will execute and deliver to Agent a certificate from its chief executive officer in form and substance satisfactory to Agent certifying to Agent that the Mortgaged Properties constitute eighty percent (80%) of the total value of the proved oil and gas properties directly owned by Restricted Persons. In addition, Borrower will furnish to Agent title due diligence in form and substance satisfactory to Agent and will furnish all other documents and information relating to such properties as Agent may reasonably request.

                  ARTICLE VII - Negative Covenants of Borrower
                                ------------------------------

         To conform with the terms and conditions under which each Bank Party is willing to have credit outstanding to Borrower, and to induce each Bank Party to enter into this Agreement and make the Loans, Borrower warrants, covenants and agrees that until the full and final payment of the Obligations and the termination of this Agreement, unless Majority Lenders have previously agreed otherwise:

         Section 7.1. INDEBTEDNESS. No Restricted Person will in any manner owe or be liable for Indebtedness except:

         (a) the Obligations.

         (b) guaranties of Indebtedness which is the primary obligation of Borrower.

         (c) Indebtedness in respect of Hedging Contracts permitted under
Section 7.3.

         (d) obligations under operating leases (but excluding oil and gas leases) entered into in the ordinary course of such Restricted Person's business in arm's length transactions at competitive market rates under competitive terms and conditions in all respects, provided that the obligations required to be paid in any Fiscal Year under any such operating leases do not in the aggregate exceed $250,000.

         (e) unsecured Indebtedness among Borrower and the Guarantors arising in the ordinary course of business.

         (f) Indebtedness outstanding under the instruments and agreements described on the Disclosure Schedule, excluding any renewals or extensions of such Liabilities.

         (g) Lender Hedging Obligations.

         (h) Nuon Subordinated Indebtedness.

         (i) Indebtedness in an aggregate principal amount not to exceed $750,000 at any time outstanding consisting of (i) Indebtedness existing on the date hereof described on the Disclosure Schedule secured only by Liens securing such Indebtedness on the date hereof described with Disclosure Schedule, (ii) purchase money Indebtedness, provided that the original principal amount of any such Indebtedness shall not be in excess of the purchase price of the asset acquired thereby and such Indebtedness shall be secured only by the acquired asset, or (iii) capital leases.

         Section 7.2. LIMITATION ON LIENS. No Restricted Person will create, assume or permit to exist any Lien upon any of the properties or assets which it now owns or hereafter acquires, except, to the extent not otherwise forbidden by the Security Documents, the following ("Permitted Liens"):

         (a) Liens which secure Obligations only.

         (b) statutory Liens for taxes, statutory or contractual mechanics' and materialmen's Liens incurred in the ordinary course of business, and other similar Liens incurred in the ordinary course of business, provided such Liens do not secure Indebtedness and secure only obligations which are not delinquent or which are being contested as provided in Section 6.7.

         (c) Liens securing Lender Hedging Obligations.

         (d) pledges or deposits made of assets which are not Collateral to secure payment of worker's compensation insurance (or to participate in any fund in connection with worker's compensation insurance), unemployment insurance, pensions or social security programs or similar legislation.

         (e) encumbrances consisting of zoning restrictions, easements or other restrictions on the use of real property, provided that such items do not materially impair the use of such property for the purposes intended, and none of which are violated by existing or proposed structures or land use.

         (f) as to property which is Collateral, any Liens expressly permitted to encumber such Collateral under any Security Document covering such Collateral.

         (g) Liens on oil and gas leasehold interests of a Restricted Person created by the owner of the surface estate prior to the creation of the oil and gas leases; provided that (i) reasonable efforts have been made by the Restricted Persons to obtain a release or subordination with respect to each such Lien in accordance with their customary practices, (ii) each such Lien shall secure an individual debt which is not in default, and (iii) such Liens do not affect a material portion of the oil and gas leasehold interests of Restricted Persons.

         (h) Liens created pursuant to operating agreements, provided such Liens do not secure Indebtedness and secure only Liabilities which are not delinquent or which are being contested as provided in Section 6.7.

         Section 7.3. HEDGING CONTRACTS. No Restricted Person will be a party to or in any manner be liable on any Hedging Contract, except:

         (a) contracts entered into with the purpose and effect of fixing prices on oil or gas expected to be produced by Restricted Persons, provided that at all times: (1) no such contract fixes a price for a term of more than eighteen
(18) months; (2) the aggregate monthly production covered by all such contracts (determined, in the case of contracts that are not settled on a monthly basis, by a monthly proration acceptable to Agent) for any single month does not in the aggregate exceed -seventy-five percent (75%) of Restricted Persons' aggregate Projected Oil and Gas Production anticipated to be sold in the ordinary course of Restricted Persons' businesses for such month, (3) no such contract requires any Restricted Person to put up money, assets, letters of credit or other security (other than as permitted by Section 2.17) against the event of its nonperformance prior to actual default by such Restricted Person in performing its obligations thereunder, and (4) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Bank Party or one of its Affiliates) at the time the contract is made has long-term obligations rated AA or Aa2 or better, respectively, by either Rating Agency or, is an investment grade-rated industry participant or has provided a letter of credit in form and amount satisfactory to Agent and that is issued by a letter of credit issuer satisfactory to Agent. As used in this subsection, the terms "Projected Oil Production" and "Projected Gas Production" mean the projected production of oil or gas, respectively, (measured by volume unit or BTU equivalent, not sales price) for the term of the contracts or a particular month, as applicable, from properties and interests owned by any Restricted Person which are located in or offshore of the United States and which have attributable to them proved developed producing oil or gas reserves, respectively, as such production is projected in the most recent report delivered pursuant to Section 6.2(c) or (d), after deducting projected production from any properties or interests sold or under contract for sale that had been included in such report and after adding projected production from any properties or interests that had not been reflected in such report but that are reflected in a separate or supplemental reports meeting the requirements of such
Section 6.2(c) or (d) above and otherwise are satisfactory to Agent.

         (b) contracts entered into by a Restricted Person with the purpose and effect of fixing interest rates on a principal amount of indebtedness of such Restricted Person that is accruing interest at a variable rate, provided that (1) the aggregate notional amount of such contracts never exceeds seventy-five percent (75%) of the anticipated outstanding principal balance of the indebtedness to be hedged by such contracts or an average of such principal balances calculated using a generally accepted method of matching interest swap contracts to declining principal balances, (2) the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding indebtedness to be hedged by such contract and
(3) each such contract is with a counterparty or has a guarantor of the obligation of the counterparty who (unless such counterparty is a Bank Party or one of its Affiliates) at the time the contract is made has long-term obligations rated AA or Aa2 or better, respectively, by either Rating Agency or is an investment grade-rated industry participant.

         Section 7.4. LIMITATION ON MERGERS, ISSUANCES OF SECURITIES, DIMINUTION OF INTERESTS. Except as expressly provided in this subsection no Restricted Person will merge or consolidate with or into any other business entity. Any Partnership or other Subsidiary of Borrower may, however, be merged into or consolidated with (i) another Partnership or other Subsidiary of Borrower, so long as no diminution of Borrower's interest (direct or indirect) therein shall occur, and if one such entity is a Guarantor, a Guarantor is the surviving business entity, or (ii) Borrower, so long as Borrower is the surviving business entity. Borrower will not issue any securities other than shares of its common stock and any options or warrants giving the holders thereof only the right to acquire such shares. Borrower shall not permit any Partnership or other Subsidiary of Borrower to issue any additional partnership interests or shares of capital stock or other securities or any options, warrants or other rights to acquire such additional shares or other securities or otherwise permit any diminution of Borrower's interest (direct or indirect) in any Partnership, except (i) to Borrower or (ii) sales of limited partnership interests in Partnerships for fair consideration consistent with Borrower's practices as in effect on and prior to the date hereof.

         Section 7.5. LIMITATION ON SALES OF PROPERTY. No Restricted Person will sell, transfer, lease, exchange, alienate, or dispose of any Collateral or any of its material assets or properties or any material interest therein, except, to the extent not otherwise forbidden under the Security Documents:

         (a) equipment which is worthless or obsolete or which is replaced by equipment of equal suitability and value.

         (b) inventory (including oil and gas sold as produced and seismic data) which is sold in the ordinary course of business on ordinary trade terms.

         (c) interests in oil and gas leases, or portions thereof (if released or abandoned but not otherwise sold or transferred), so long as no well situated on the property transferred, or located on any unit containing all or any part thereof, is capable (or is subject to being made capable through commercially feasible operations) of producing oil, gas or other hydrocarbons or minerals in commercial quantities and which are expressly excluded from the most recent determination of the Borrowing Base.

         (d) interests in oil and gas properties, or portions thereof, to which no proved reserves of oil, gas or other liquid or gaseous hydrocarbons are properly attributed.

         (e) Permitted Investments.

No Restricted Person will sell, transfer or otherwise dispose of capital stock of or interest in any of the Restricted Persons except as permitted by Section
7.4 hereof. No Restricted Person will discount, sell, pledge or assign any notes payable to it, accounts receivable or future income.

         Section 7.6. LIMITATION ON DIVIDENDS, REDEMPTIONS, AND PAYMENT OF SUBORDINATED DEBT. No Restricted Person will declare or pay any dividends on, or make any other distribution in respect of, any class of its capital stock or any partnership or other interest in it, nor will any Restricted Person directly or indirectly make any capital contribution to or purchase, redeem, acquire or retire any shares of the capital stock of or partnership interests in any Restricted Person (whether such interests are now or hereafter issued, outstanding or created), or cause or permit any reduction or retirement of the capital stock of any Restricted Person, nor will any Restricted Person pay any principal or interest on any Nuon Subordinated Indebtedness, except (i) Borrower may make normal quarterly dividends of up to $58,000 on Borrower's Class B preferred stock outstanding on the date of this Agreement so long as both before and after giving effect to such dividend, no Default shall have occurred and be continuing, (ii) Borrower may declare and pay dividends payable only in its common stock, (iii) each Partnership may make distributions in compliance with the applicable partnership agreement, (iv) Borrower may purchase additional units in any Partnership in connection with (A) the exercise by any limited partner of any Partnership of its right of redemption as provided in such Partnership's agreement of limited partnership or (B) any offer by Borrower to redeem all of the outstanding partnership interests issued by any Partnership; provided, however, that Borrower shall have first given Agent thirty (30) day's prior written notice of each such redemption offer, and (v) Borrower may purchase its outstanding common stock as long the consideration paid for such purchases does not exceed $1,000,000 in the aggregate during the term of this Agreement.. Notwithstanding the foregoing, Borrower may make, in accordance with the terms of the Nuon Subordinated Indebtedness, regularly scheduled payments of interest on the Nuon Subordinated Indebtedness on the date when due, so long as no "Default" or "Event of Default" shall have occurred and be continuing and no Default or Event of Default will occur as a result of such payment, including without limitation, a Default under Section 7.13, 7.14 or 7.15 of the Credit Agreement; provided that Borrower has provided to Agent Borrower's financial statements pursuant to Section 6.2(a) or (b) of the Credit Agreement for the Fiscal Quarter ended immediately prior to the date when such interest is due together with a certificate of Borrower's chief financial officer satisfactory to Agent stating that no Default or Event of Default shall have occurred and is continuing and reflecting that the amount of such interest plus any dividend paid or proposed to be paid by Borrower will not result in a Default under
Section 7.13, 7.14 or 7.15 of the Credit Agreement.

         Section 7.7. LIMITATION ON INVESTMENTS AND NEW BUSINESSES. No Restricted Person will (i) make any expenditure or commitment or incur any obligation or enter into or engage in any transaction except in the ordinary course of business, (ii) engage directly or indirectly in any business or conduct any operations except in connection with or incidental to its present businesses and operations, (iii) make any acquisitions of or capital contributions to or other loans or advances to or investments in any Person, other than Permitted Investments or (iv) make any significant acquisitions or investments in any properties other than oil and gas properties, gas pipelines, and co-generation facilities. Notwithstanding the foregoing, Borrower may acquire all of the stock of another business entity (including but not limited to a merger permitted pursuant to Section 7.4) in the business of exploration, development and production of oil and gas in the same regions as Borrower; provided that no Default or Event of Default shall have occurred or will occur after giving effect to such acquisition, all representations and warranties contained herein and in the other Loan Documents shall be true and correct after giving effect to the acquisition, and the management and directors of Borrower shall become the management and directors of the other business entity.

         Section 7.8. LIMITATION ON CREDIT EXTENSIONS. Except for Permitted Investments no Restricted Person will extend credit, make advances or make loans other than (i) normal and prudent extensions of credit to customers buying goods and services in the ordinary course of business, which extensions shall not be for longer periods than those extended by similar businesses operated in a normal and prudent manner and (ii) advances to employees for reimbursable expenses of such employees in the ordinary course of business.

         Section 7.9. TRANSACTIONS WITH AFFILIATES AND PARTNERSHIPS. No Restricted Person will engage in any material transaction with any of its Affiliates on terms which are less favorable to it than those which would have been obtainable at the time in arm's-length dealing with Persons other than such Affiliates, provided that such restriction shall not apply to
(i) transactions among Borrower and its wholly owned Subsidiaries, (ii) transactions between the Borrower and a Partnership which are entered into in the ordinary course of business and either (a) are not less favorable to Borrower than those which would have been obtainable at the time in arm's-length dealing with Persons other than such Partnership or (b) only involve a reasonable delay in billing or collection for costs or expenses incurred on behalf of the Partnership or (iii) transactions between the Borrower and a Partnership which are expressly provided for in the applicable partnership agreement. No Restricted Person will modify or amend, in any material respect, the partnership agreement and other agreements governing the duties or compensation of any Restricted Person with respect to any Partnership, nor assign or delegate the duties or compensation of any Restricted Person thereunder. Notwithstanding the foregoing, Borrower may dissolve or liquidate any Partnership if more than fifty percent (50%) of the total units of such Partnership are owned by Borrower.

         Section 7.10. CERTAIN CONTRACTS; AMENDMENTS; MULTIEMPLOYER ERISA PLANS. Except as expressly provided for in the Loan Documents, no Restricted Person will, directly or indirectly, enter into, create, or otherwise allow to exist any contract or other consensual restriction on the ability of any Subsidiary of Borrower to: (i) pay dividends or make other distributions to Borrower, (ii) to redeem equity interests held in it by Borrower, (iii) to repay loans and other indebtedness owing by it to Borrower, or (iv) to transfer any of its assets to Borrower. No Restricted Person will enter into any "take-or-pay" contract or other contract or arrangement for the purchase of goods or services which obligates it to pay for such goods or service regardless of whether they are delivered or furnished to it. No Restricted Person will amend or permit any amendment to any contract or lease which releases, qualifies, limits, makes contingent or otherwise detrimentally affects in any material respect the rights and benefits of Agent or any Lender under or acquired pursuant to any Security Documents. Borrower will not amend or modify any contract for gas gathering or processing services, other than administrative changes that do not change the material value or term of such contract. No ERISA Affiliate will incur any obligation to contribute to any "multiemployer plan" as defined in Section 4001 of ERISA.

         No Restricted Person will amend the partnership agreement with respect to any Partnership in a manner which would be adverse to Borrower in any material respect. With respect to each Partnership formed after the date hereof:
(i) the partnership agreement shall be not less favorable in any material respect to Borrower than the partnership agreements entered into prior to the date hereof, and (ii) such Partnership shall be formed, and interests therein shall be offered, sold and issued, in compliance with applicable Law.

         Section 7.11. SUBSIDIARIES. Borrower shall not create or own any Subsidiary without the prior consent of Agent.

         Section 7.12. TRADE PAYABLES. Except as may be contested as permitted by Section 6.7, Borrower shall not permit (i) Liabilities to vendors, suppliers or other trade creditors which are outstanding for longer than 90 days after the original invoice billing date therefor to exceed, in the aggregate, $200,000 or
(ii) the weighted-average maturity of all such Liabilities to exceed 75 days.

         Section 7.13. WORKING CAPITAL. The ratio of Borrower's Consolidated current assets to Borrower's Consolidated current liabilities will never be less than 1.0 to 1.0. For purposes of this section, all LC Obligations shall be included as current liabilities, regardless of whether or not contingent (but without duplication). For purposes of this section, Borrower's Consolidated current assets will include any unused portion of the Borrowing Base which is then available for borrowing. For purposes of this subsection, Borrower's Consolidated current liabilities will be calculated excluding current maturities of long term debt.

         Section 7.14. INTEREST COVERAGE RATIO. The ratio of (a) Borrower's Consolidated EBITDA to (b) Borrower's Consolidated Interest Expense shall never be less than 2.5 to 1.0: (i) for the period of two Fiscal Quarters ending September 30, 2000, (ii) for the period of three Fiscal Quarters ending December 31, 2000, and (iii) with respect to the Fiscal Quarter ended March 31, 2001 and each Fiscal Quarter thereafter, for the period of four consecutive Fiscal Quarters ending with such Fiscal Quarter.

         Section 7.15. FIXED CHARGE COVERAGE RATIO. At the end of any Fiscal Quarter, the ratio of (a) Borrower's Consolidated EBITDA for the four immediately preceding consecutive Fiscal Quarters to (b) Borrower's Consolidated Fixed Charges, such period will never be less than 1.5 to 1. For purposes of this section, "Borrower's Consolidated Fixed Charges" means the sum of Borrower's Consolidated Interest Expense, payments of principal on Indebtedness (other than under this agreement if the Borrower has the right to redraw the amount so paid), income taxes paid in cash and dividends on Preferred Stock accrued during such period, but only to the extent paid in cash during the next Fiscal Quarter.

         Section 7.16. FISCAL YEAR. No Restricted Person will change its Fiscal Year; provided, however, Restricted Persons may change their Fiscal Year to December 31 provided that (a) sixty (60) days prior written notice of such change has been provided to Agent, and (b) no more than twelve (12) months may elapse between preparation of audited consolidated financial statements of the Borrower.


                  ARTICLE VIII - Events of Default and Remedies
                                 ------------------------------

         Section 8.1. EVENTS OF DEFAULT. Each of the following events constitutes an Event of Default under this Agreement:

         (a) Any Restricted Person fails to pay the principal component of any Obligation when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise;

         (b) Any Restricted Person fails to pay any Obligation (other than the Obligations in clause (a) above) when due and payable, whether at a date for the payment of a fixed installment or as a contingent or other payment becomes due and payable or as a result of acceleration or otherwise, within three (3) Business Days after the same becomes due;

         (c) Any "default" or "event of default" occurs under any Loan Document which defines either such term, and the same is not remedied within the applicable period of grace (if any) provided in such Loan Document;

         (d) Any Restricted Person fails to duly observe, perform or comply with any covenant, agreement or provision of Section 6.4 or Article VII;

         (e) Any Restricted Person fails (other than as referred to in subsections (a), (b), (c) or (d) above) to duly observe, perform or comply with any covenant, agreement, condition or provision of any Loan Document, and such failure remains unremedied for a period of thirty (30) days after notice of such failure is given by Agent to Borrower;

         (f) Any representation or warranty previously, presently or hereafter made in writing by or on behalf of any Restricted Person in connection with any Loan Document shall prove to have been false or incorrect in any material respect on any date on or as of which made, or any Loan Document at any time ceases to be valid, binding and enforceable as warranted in Section 5.5 for any reason other than its release or subordination by Agent;

         (g) Any Restricted Person fails to duly observe, perform or comply with any agreement with any Person or any term or condition of any instrument, if such agreement or instrument is materially significant to Borrower or to Borrower and its subsidiaries on a Consolidated basis or materially significant to any Guarantor, and such failure is not remedied within the applicable period of grace (if any) provided in such agreement or instrument;

         (h) Any Restricted Person (i) fails to pay any portion, when such portion is due, of any of its Indebtedness in excess of $50,000 (other than Indebtedness contested in good faith by appropriate proceedings and for which such Restricted Person has set aside on its books adequate reserves or (ii) breaches or defaults in the performance of any agreement or instrument by which any such Indebtedness is issued, evidenced, governed, or secured, and any such failure, breach or default continues beyond any applicable period of grace provided therefor;

         (i) Either (i) any "accumulated funding deficiency" (as defined in Section 412(a) of the Internal Revenue Code of 1986, as amended) in excess of $100,000 exists with respect to any ERISA Plan, whether or not waived by the Secretary of the Treasury or his delegate, or (ii) any Termination Event occurs with respect to any ERISA Plan and the then current value of such ERISA Plan's benefit liabilities exceeds the then current value of such ERISA Plan's assets available for the payment of such benefit liabilities by more than $100,000 (or in the case of a Termination Event involving the withdrawal of a substantial employer, the withdrawing employer's proportionate share of such excess exceeds such amount); and

         (j) Any Restricted Person:

             (i) suffers the entry against it of a judgment, decree or order for relief by a Tribunal of competent jurisdiction in an involuntary proceeding commenced under any applicable bankruptcy, insolvency or other similar Law of any jurisdiction now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended, or has any such proceeding commenced against it which remains undismissed for a period of thirty days; or

             (ii) commences a voluntary case under any applicable bankruptcy, insolvency or similar Law now or hereafter in effect, including the federal Bankruptcy Code, as from time to time amended; or applies for or consents to the entry of an order for relief in an involuntary case under any such Law; or makes a general assignment for the benefit of creditors; or fails generally to pay (or admits in writing its inability to pay) its debts as such debts become due; or takes corporate or other action to authorize any of the foregoing; or

             (iii) suffers the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of all or a substantial part of its assets or of any part of the Collateral in a proceeding brought against or initiated by it, and such appointment or taking possession is neither made ineffective nor discharged within thirty days after the making thereof, or such appointment or taking possession is at any time consented to, requested by, or acquiesced to by it; or

             (iv) suffers the entry against it of a final judgment for the payment of money in excess of $500,000 (not covered by insurance satisfactory to Agent in its discretion), unless the same is discharged within thirty days after the date of entry thereof or an appeal or appropriate proceeding for review thereof is taken within such period and a stay of execution pending such appeal is obtained; or

                  (v) suffers a writ or warrant of attachment or any similar process to be issued by any Tribunal against all or any material part of its assets and such writ or warrant of attachment or any similar process is not stayed or released within thirty days after the entry or levy thereof or after any stay is vacated or set aside; and

             (k) Any Change of Control occurs; and

             (l) Any Material Adverse Change occurs.

Upon the occurrence of an Event of Default described in subsection (j)(i),
(j)(ii) or (j)(iii) of this section with respect to Borrower, all of the Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Restricted Person who at any time ratifies or approves this Agreement. Upon any such acceleration, any obligation of any Lender to make any further Loans shall be permanently terminated. During the continuance of any other Event of Default, Agent at any time and from time to time may (and upon written instructions from Majority Lenders, Agent shall), without notice to Borrower or any other Restricted Person, do either or both of the following: (1) terminate any obligation of Lenders to make Loans hereunder, and (2) declare any or all of the Obligations immediately due and payable, and all such Obligations shall thereupon be immediately due and payable, without demand, presentment, notice of demand or of dishonor and nonpayment, protest, notice of protest, notice of intention to accelerate, declaration or notice of acceleration, or any other notice or declaration of any kind, all of which are hereby expressly waived by Borrower and each Restricted Person who at any time ratifies or approves this Agreement.

         Section 8.2. REMEDIES. If any Default shall occur and be continuing, each Bank Party may protect and enforce its rights under the Loan Documents by any appropriate proceedings, including proceedings for specific performance of any covenant or agreement contained in any Loan Document, and each Bank Party may enforce the payment of any Obligations due it or enforce any other legal or equitable right which it may have. All rights, remedies and powers conferred upon Bank Parties under the Loan Documents shall be deemed cumulative and not exclusive of any other rights, remedies or powers available under the Loan Documents or at Law or in equity.


                               ARTICLE IX - Agent
                                            -----

         Section 9.1. APPOINTMENT AND AUTHORITY. Each Bank Party hereby irrevocably authorizes Agent, and Agent hereby undertakes, to receive payments of principal, interest and other amounts due hereunder as specified herein and to take all other actions and to exercise such powers under the Loan Documents as are specifically delegated to Agent by the terms hereof or thereof, together with all other powers reasonably incidental thereto. The relationship of Agent to the other Bank Parties is only that of one commercial lender acting as administrative agent for others, and nothing in the Loan Documents shall be construed to constitute Agent a trustee or other fiduciary for any holder of any of the Notes or of any participation therein nor to impose on Agent duties and obligations other than those expressly provided for in the Loan Documents. With respect to any matters not expressly provided for in the Loan Documents and any matters which the Loan Documents place within the discretion of Agent, Agent shall not be required to exercise any discretion or take any action, and it may request instructions from Lenders with respect to any such matter, in which case it shall be required to act or to refrain from acting (and shall be fully protected and free from liability to all Lenders in so acting or refraining from acting) upon the instructions of Majority Lenders (including itself), provided, however, that Agent shall not be required to take any action which exposes it to a risk of personal liability that it considers unreasonable or which is contrary to the Loan Documents or to applicable Law. Upon receipt by

Agent from Borrower of any communication calling for action on the part of Lenders or upon notice from any other Bank Party to Agent of any Default or Event of Default, Agent shall promptly notify each other Bank Party thereof.

         Section 9.2. EXCULPATION, AGENT'S RELIANCE, ETC. Neither Agent nor any of its directors, officers, agents, attorneys, or employees shall be liable to any Lender for any action taken or omitted to be taken by any of them under or in connection with the Loan Documents, INCLUDING THEIR NEGLIGENCE OF ANY KIND, except that each shall be liable for its own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof in accordance with this Agreement, signed by such payee and in form satisfactory to Agent; (b) may consult with legal counsel (including counsel for Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any other Bank Party and shall not be responsible to any other Bank Party for any statements, warranties or representations made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Loan Documents on the part of any Restricted Person or to inspect the property (including the books and records) of any Restricted Person; (e) shall not be responsible to any other Bank Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any instrument or document furnished in connection therewith; (f) may rely upon the representations and warranties of each Restricted Person and the Lenders in exercising its powers hereunder; and (g) shall incur no liability under or in respect of the Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (including any telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper Person or Persons.

         Section 9.3. CREDIT DECISIONS. Each Bank Party acknowledges that it has, independently and without reliance upon any other Bank Party, made its own analysis of Borrower and the transactions contemplated hereby and its own independent decision to enter into this Agreement and the other Loan Documents. Each Bank Party also acknowledges that it will, independently and without reliance upon any other Bank Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

         Section 9.4. INDEMNIFICATION. Each Lender agrees to indemnify Agent (to the extent not reimbursed by Borrower within ten (10) days after demand) from and against such Lender's Percentage Share of any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against Agent growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents and the transactions and events (including the enforcement thereof) at any time associated therewith or contemplated therein (including any violation or noncompliance with any Environmental Laws by any Person or any liabilities or duties of any Person with respect to Hazardous Materials found in or released into the environment).

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY AGENT, provided only that no Lender shall be obligated under this section to indemnify Agent for that portion, if any, of any liabilities and costs which is proximately caused by Agent's own individual gross negligence or willful misconduct, as determined in a final judgment. Cumulative of the foregoing, each Lender agrees to reimburse Agent promptly upon demand for such Lender's Percentage Share of any costs and expenses to be paid to Agent by Borrower under
Section 10.4(a) to the extent that Agent is not timely reimbursed for such expenses by Borrower as provided in such section. As used in this section the term "Agent" shall refer not only to the Person designated as such in Section
1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Person.

         Section 9.5. RIGHTS AS LENDER. In its capacity as a Lender, Agent shall have the same rights and obligations as any Lender and may exercise such rights as though it were not Agent. Agent may accept deposits from, lend money to, act as Trustee under indentures of, and generally engage in any kind of business with any Restricted Person or their Affiliates, all as if it were not Agent hereunder and without any duty to account therefor to any other Lender.

         Section 9.6. SHARING OF SET-OFFS AND OTHER PAYMENTS. Each Bank Party agrees that if it shall, whether through the exercise of rights under Security Documents or rights of banker's lien, set off, or counterclaim against Borrower or otherwise, obtain payment of a portion of the aggregate Obligations owed to it which, taking into account all distributions made by Agent under Section 3.1, causes such Bank Party to have received more than it would have received had such payment been received by Agent and distributed pursuant to Section 3.1, then (a) it shall be deemed to have simultaneously purchased and shall be obligated to purchase interests in the Obligations as necessary to cause all Bank Parties to share all payments as provided for in Section 3.1, and (b) such other adjustments shall be made from time to time as shall be equitable to ensure that Agent and all Lenders share all payments of Obligations as provided in Section 3.1; provided, however, that nothing herein contained shall in any way affect the right of any Bank Party to obtain payment (whether by exercise of rights of banker's lien, set-off or counterclaim or otherwise) of indebtedness other than the Obligations. Borrower expressly consents to the foregoing arrangements and agrees that any holder of any such interest or other participation in the Obligations, whether or not acquired pursuant to the foregoing arrangements, may to the fullest extent permitted by Law exercise any and all rights of banker's lien, set-off, or counterclaim as fully as if such holder were a holder of the Obligations in the amount of such interest or other participation. If all or any part of any funds transferred pursuant to this section is thereafter recovered from the seller under this section which received the same, the purchase provided for in this section shall be deemed to have been rescinded to the extent of such recovery, together with interest, if any, if interest is required pursuant to Tribunal order to be paid on account of the possession of such funds prior to such recovery.

         Section 9.7. INVESTMENTS. Whenever Agent in good faith determines that it is uncertain about how to distribute to Lenders any funds which it has received, or whenever Agent in good faith determines that there is any dispute among Lenders about how such funds should be distributed, Agent may choose to defer distribution of the funds which are the subject of such uncertainty or dispute. If Agent in good faith believes that the uncertainty or dispute will not be promptly resolved, or if Agent is otherwise required to invest funds pending distribution to Lenders, Agent shall invest such funds pending distribution; all interest on any such investment shall be distributed upon the distribution of such investment and in the same proportion and to the same Persons as such investment. All moneys received by Agent for distribution to Lenders (other than to the Person who is Agent in its separate capacity as a Lender) shall be held by Agent pending such distribution solely as Agent for such Lenders, and Agent shall have no equitable title to any portion thereof.

         Section 9.8. BENEFIT OF ARTICLE IX. The provisions of this Article (other than the following Section 9.9) are intended solely for the benefit of Bank Parties, and no Restricted Person shall be entitled to rely on any such provision or assert any such provision in a claim or defense against any Bank Party. Bank Parties may waive or amend such provisions as they desire without any notice to or consent of Borrower or any Restricted Person.

         Section 9.9. RESIGNATION. Agent may resign at any time by giving written notice thereof to Lenders and Borrower. Each such notice shall set forth the date of such resignation. Upon any such resignation, Borrower may, with the written concurrence of Majority Lenders, designate a successor Agent. If within fifteen days after the date of such resignation Borrower makes no such designation or such written concurrence is not given, Majority Lenders shall have the right to appoint a successor Agent. A successor must be appointed for any retiring Agent, and such Agent's resignation shall become effective when such successor accepts such appointment. If, within thirty days after the date of the retiring Agent's resignation, no successor Agent has been appointed and has accepted such appointment, then the retiring Agent may appoint a successor Agent, which shall be a commercial bank organized or licensed to conduct a banking or trust business under the Laws of the United States of America or of any state thereof. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. After any retiring Agent's resignation hereunder the provisions of this Article IX shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Loan Documents.


                            ARTICLE X - Miscellaneous
                                        -------------

         Section 10.1. WAIVERS AND AMENDMENTS; ACKNOWLEDGEMENTS.

         (a) WAIVERS AND AMENDMENTS. No failure or delay (whether by course of conduct or otherwise) by any Bank Party in exercising any right, power or remedy which such Bank Party may have under any of the Loan Documents shall operate as a waiver thereof or of any other right, power or remedy, nor shall any single or partial exercise by any Bank Party of any such right, power or remedy preclude any other or further exercise thereof or of any other right, power or remedy. No waiver of any provision of any Loan Document and no consent to any departure therefrom shall ever be effective unless it is in writing and signed as provided below in this section, and then such waiver or consent shall be effective only in the specific instances and for the purposes for which given and to the extent specified in such writing. No notice to or demand on any Restricted Person shall in any case of itself entitle any Restricted Person to any other or further notice or demand in similar or other circumstances. This Agreement and the other Loan Documents set forth the entire understanding between the parties hereto with respect to the transactions contemplated herein and therein and supersede all prior discussions and understandings with respect to the subject matter hereof and thereof, and no waiver, consent, release, modification or amendment of or supplement to this Agreement or the other Loan Documents shall be valid or effective against any party hereto unless the same is in writing and signed by
(i) if such party is Borrower, by Borrower, (ii) if such party is Agent or LC Issuer, by such party, and (iii) if such party is a Lender, by such Lender or by Agent on behalf of Lenders with the written consent of Majority Lenders (which consent has already been given as to the termination of the Loan Documents as provided in Section 10.9). Notwithstanding the foregoing or anything to the contrary herein, Agent shall not, without the prior consent of each individual Lender, execute and deliver on behalf of such Lender any waiver, amendment, or instrument which would: (1) waive any of the conditions specified in Article IV (provided that Agent may in its discretion withdraw any request it has made under Section 4.2(f)), (2) increase the Maximum Loan Amount or subject such Lender to any additional obligations, (3) reduce any fees payable to such Lender hereunder, or the principal of, or interest on, such Lender's Note, (4) postpone any date fixed for any payment of any such fees, principal or interest, (5) amend the definition herein of "Majority Lenders" or otherwise change the aggregate amount of Percentage Shares which is required for Agent, Lenders or any of them to take any particular action under the Loan Documents, (6) release Borrower from its obligation to pay such Lender's


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

Note or any Guarantor from its guaranty of such payment, or (7) release any Collateral (other than releases of Collateral that are expressly permitted under any Loan Document).

         (b) ACKNOWLEDGEMENTS AND ADMISSIONS. Borrower hereby represents, warrants, acknowledges and admits that (i) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents to which it is a party, (ii) it has made an independent decision to enter into this Agreement and the other Loan Documents to which it is a party, without reliance on any representation, warranty, covenant or undertaking by Agent or any Lender, whether written, oral or implicit, other than as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof,
(iii) there are no representations, warranties, covenants, undertakings or agreements by any Bank Party as to the Loan Documents except as expressly set out in this Agreement or in another Loan Document delivered on or after the date hereof, (iv) no Bank Party has any fiduciary obligation toward Borrower with respect to any Loan Document or the transactions contemplated thereby, (v) the relationship pursuant to the Loan Documents between Borrower and the other Restricted Persons, on one hand, and each Bank Party, on the other hand, is and shall be solely that of debtor and creditor, respectively, (vi) no partnership or joint venture exists with respect to the Loan Documents between any Restricted Person and any Bank Party, (vii) Agent is not

Borrower's Agent, but Agent for Lenders, (viii) should an Event of Default or Default occur or exist, each Bank Party will determine in its sole discretion and for its own reasons what remedies and actions it will or will not exercise or take at that time, (ix) without limiting any of the foregoing, Borrower is not relying upon any representation or covenant by any Bank Party, or any representative thereof, and no such representation or covenant has been made, that any Bank Party will, at the time of an Event of Default or Default, or at any other time, waive, negotiate, discuss, or take or refrain from taking any action permitted under the Loan Documents with respect to any such Event of Default or Default or any other provision of the Loan Documents, and (x) all Bank Parties have relied upon the truthfulness of the acknowledgements in this section in deciding to execute and deliver this Agreement and to become obligated hereunder.

         (c) REPRESENTATION BY LENDERS. Each Lender hereby represents that it will acquire its Note for its own account in the ordinary course of its commercial lending business; however, the disposition of such Lender's property shall at all times be and remain within its control and, in particular and without limitation, such Lender may sell or otherwise transfer its Note, any participation interest or other interest in its Note, or any of its other rights and obligations under the Loan Documents.

         (d) JOINT ACKNOWLEDGMENT. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

         THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         Section 10.2. SURVIVAL OF AGREEMENTS; CUMULATIVE NATURE. All of Restricted Persons' various representations, warranties, covenants and agreements in the Loan Documents shall survive the execution and delivery of this Agreement and the other Loan Documents and the performance hereof and thereof, including the making or granting of the Loans and the delivery of the Notes and the other Loan Documents, and shall further survive until all of the Obligations are paid in full to each Bank Party and all of Bank Parties' obligations to Borrower are terminated. All statements and agreements contained in any certificate or other instrument delivered by any Restricted Person to any Bank Party under any Loan Document shall be deemed representations and warranties by Borrower or agreements and covenants of Borrower under this Agreement. The representations, warranties, indemnities, and covenants made by Restricted Persons in the Loan Documents, and the rights, powers, and privileges granted to Bank Parties in the Loan Documents, are


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

cumulative, and, except for expressly specified waivers and consents, no Loan Document shall be construed in the context of another to diminish, nullify, or otherwise reduce the benefit to any Bank Party of any such representation, warranty, indemnity, covenant, right, power or privilege. In particular and without limitation, no exception set out in this Agreement to any representation, warranty, indemnity, or covenant herein contained shall apply to any similar representation, warranty, indemnity, or covenant contained in any other Loan Document, and each such similar representation, warranty, indemnity, or covenant shall be subject only to those exceptions which are expressly made applicable to it by the terms of the various Loan Documents.

         Section 10.3. NOTICES. All notices, requests, consents, demands and other communications required or permitted under any Loan Document shall be in writing, unless otherwise specifically provided in such Loan Document (provided that Agent may give telephonic notices to the other Bank Parties), and shall be deemed sufficiently given or furnished if delivered by personal delivery, by facsimile or other electronic transmission and upon confirmation of receipt, by delivery service with proof of delivery, or by registered or certified United States mail, postage prepaid, to Borrower and Restricted Persons at the address of Borrower specified on the signature pages hereto and to each Bank Party at its address specified on the signature pages hereto (unless changed by similar notice in writing given by the particular Person whose address is to be changed). Any such notice or communication shall be deemed to have been given
(a) in the case of personal delivery or delivery service, as of the date of first attempted delivery during normal business hours at the address provided herein, (b) in the case of facsimile or other electronic transmission, upon receipt, or (c) in the case of registered or certified United States mail, three days after deposit in the mail; provided, however, that no Borrowing Notice shall become effective until actually received by Agent.

         Section 10.4. PAYMENT OF EXPENSES; INDEMNITY.

         (a) PAYMENT OF EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated, Borrower will promptly (and in any event, within 30 days after any invoice or other statement or notice) pay: (i) all transfer, stamp, mortgage, documentary or other similar taxes, assessments or charges levied by any governmental or revenue authority in respect of this Agreement or any of the other Loan Documents or any other document referred to herein or therein, (ii) all reasonable costs and expenses incurred by or on behalf of Agent (including without limitation attorneys' fees, consultants' fees and engineering fees, travel costs and miscellaneous expenses) in connection with (1) the negotiation, preparation, execution and delivery of the Loan Documents, and any and all consents, waivers or other documents or instruments relating thereto, (2) the filing, recording, refiling and re-recording of any Loan Documents and any other documents or instruments or further assurances required to be filed or recorded or refiled or re-recorded by the terms of any Loan Document, (3) the borrowings hereunder and other action reasonably required in the course of administration hereof, (4) monitoring or confirming (or preparation or negotiation of any document related to) Borrower's compliance with any covenants or conditions contained in this Agreement or in any Loan Document, and (iii) all reasonable costs and expenses incurred by or on behalf of any Bank Party (including without limitation attorneys' fees, consultants' fees and accounting fees) in connection with the defense or enforcement of any of the Loan Documents (including this section) or the defense of any Bank Party's exercise of its rights thereunder. In addition to the foregoing, until and all Obligations have been paid in full, Borrower will also pay or reimburse Agent for all reasonable out-of-pocket costs and expenses of Agent or its agents or employees in connection with the continuing administration of the Loans and the related due diligence of Agent, including travel and miscellaneous expenses and fees and expenses of Agent's outside counsel, reserve engineers and consultants engaged in connection with the Loan Documents.

         (b) INDEMNITY. Borrower agrees to indemnify each Bank Party, upon demand, from and against any and all liabilities, obligations, claims, losses, damages, penalties, fines, actions, judgments, suits, settlements, costs, expenses or disbursements (including reasonable fees of attorneys, accountants, experts and advisors) of any kind or nature whatsoever (in this section collectively called "liabilities and costs") which to any extent (in whole or in part) may be imposed on, incurred by, or asserted against such Bank Party growing out of, resulting from or in any other way associated with any of the Collateral, the Loan Documents and the transactions and events (including the enforcement or defense thereof) at any time associated therewith or contemplated therein (whether arising in contract or in tort or otherwise and including any violation or noncompliance with any Environmental Laws by any Restricted Person or any liabilities or duties of any Restricted Person or any Bank Party with respect to Hazardous Materials found in or released into the environment).

THE FOREGOING INDEMNIFICATION SHALL APPLY WHETHER OR NOT SUCH LIABILITIES AND COSTS ARE IN ANY WAY OR TO ANY EXTENT OWED, IN WHOLE OR IN PART, UNDER ANY CLAIM OR THEORY OF STRICT LIABILITY, OR ARE CAUSED, IN WHOLE OR IN PART, BY ANY NEGLIGENT ACT OR OMISSION OF ANY KIND BY ANY BANK PARTY,

provided only that no Bank Party shall be entitled under this section to receive indemnification for that portion, if any, of any liabilities and costs which is proximately caused by its own individual gross negligence or willful misconduct, as determined in a final judgment. If any Person (including Borrower or any of its Affiliates) ever alleges such gross negligence or willful misconduct by any Bank Party, the indemnification provided for in this section shall nonetheless be paid upon demand, subject to later adjustment or reimbursement, until such time as a court of competent jurisdiction enters a final judgment as to the extent and effect of the alleged gross negligence or willful misconduct. As used in this section the term "Bank Parties" shall refer not only to the Persons designated as such in Section 1.1 but also to each director, officer, agent, attorney, employee, representative and Affiliate of such Persons.

         Section 10.5. JOINT AND SEVERAL LIABILITY; PARTIES IN INTEREST; ASSIGNMENTS.

         (a) All Obligations which are incurred by two or more Restricted Persons shall be their joint and several obligations and liabilities. All grants, covenants and agreements contained in the Loan Documents shall bind and inure to the benefit of the parties thereto and their respective successors and assigns; provided, however, that no Restricted Person may assign or transfer any of its rights or delegate any of its duties or obligations under any Loan Document without the prior consent of Majority Lenders. Neither Borrower nor any Affiliates of Borrower shall directly or indirectly purchase or otherwise retire any Obligations owed to any Lender nor will any Lender accept any offer to do so, unless each Lender shall have received substantially the same offer with respect to the same Percentage Share of the Obligations owed to it. If Borrower or any Affiliate of Borrower at any time purchases some but less than all of the Obligations owed to all Lenders, such purchaser shall not be entitled to any rights of any Lender under the Loan Documents unless and until Borrower or its Affiliates have purchased all of the Obligations.

         (b) No Lender shall sell any participation interest in its commitment hereunder or any of its rights under its Loans or under the Loan Documents to any Person other than an Eligible Transferee, and then only if the agreement between such Lender and such participant at all times provides: (i) that such participation exists only as a result of the agreement between such participant and such Lender and that such transfer does not give such participant any right to vote as a Lender or any other direct claims or rights against any Person other than such Lender, (ii) that such participant is not entitled to payment from any Restricted Person under Sections 3.2 through 3.6 of amounts in excess of those payable to such Lender under such sections (determined without regard to the sale of such participation), and (iii) unless such participant is an Affiliate of such Lender, that such participant shall not be entitled to require such Lender to take any action under any Loan Document or to obtain the consent of such participant prior to taking any action under any Loan Document, except for actions which would require the consent of all Lenders under the next-to-last sentence of subsection (a) of Section 10.1. No Lender selling such a participation shall, as between the other parties hereto and such Lender, be relieved of any of its obligations hereunder as a result of the sale of such participation. Each Lender which sells any such participation to any Person (other than an Affiliate of such Lender) shall give prompt notice thereof to Agent and Borrower.

         (c) Except for sales of participations under the immediately preceding subsection (b), no Lender shall make any assignment or transfer of any kind of its commitments or any of its rights under its Loans or under the Loan Documents, except for assignments to an Eligible Transferee, and then only if such assignment is made in accordance with the following requirements:

             (i) Each such assignment shall apply to all Obligations owing to the assignor Lender hereunder and to the unused portion of the assignor Lender's commitments, so that after such assignment is made the assignor Lender shall have a fixed (and not a varying) Percentage Share in its Loans and Note and be committed to make that Percentage Share of all future Loans, the assignee shall have a fixed Percentage Share in such Loans and Note and be committed to make that Percentage Share of all future Loans, and the Percentage Share of the Maximum Loan Amount of both the assignor and assignee shall equal or exceed $5,000,000 or shall equal 100% of the assignor's Percentage Share.

             (ii) The parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording in the "Register" (as defined below in this section), an Assignment and Acceptance in the form of Exhibit G, appropriately completed, together with the Note subject to such assignment and a processing fee payable to Agent of $3,500. Upon such execution, delivery, and payment and upon the satisfaction of the conditions set out in such Assignment and Acceptance, then (i) Borrower shall issue new Notes to such assignor and assignee upon return of the old Notes to Borrower, and (ii) as of the "Settlement Date" specified in such Assignment and Acceptance the assignee thereunder shall be a party hereto and a Lender hereunder and Agent shall thereupon deliver to Borrower and each Lender a schedule showing the revised Percentage Shares of such assignor Lender and such assignee Lender and the Percentage Shares of all other Lenders.

             (iii) Each assignee Lender which is not a United States person (as such term is defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended) for Federal income tax purposes, shall (to the extent it has not already done so) provide Agent and Borrower with the "Prescribed Forms" referred to in Section 3.6(d).

         (d) Nothing contained in this section shall prevent or prohibit any Lender from assigning or pledging all or any portion of its Loans and Note to any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank; provided that no such assignment or pledge shall relieve such Lender from its obligations hereunder.

         (e) By executing and delivering an Assignment and Acceptance, each assignee Lender thereunder will be confirming to and agreeing with Borrower, Agents and each other Lender hereunder that such assignee understands and agrees to the terms hereof, including Article IX hereof.

         (f) Agent shall maintain a copy of each Assignment and Acceptance and a register for the recordation of the names and addresses of Lenders and the Percentage Shares of, and principal amount of the Loans owing to, each Lender from time to time (in this section called the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and Borrower and each Bank Party may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes. The Register shall be available for inspection by Borrower or any Bank Party at any reasonable time and from time to time upon reasonable prior notice.

         Section 10.6. CONFIDENTIALITY. Each Bank Party agrees that it will take all reasonable steps to keep confidential any proprietary information given to it by any Restricted Person, provided, however, that this restriction shall not apply to information which (i) has at the time in question entered the public domain, (ii) is required to be disclosed by Law (whether valid or invalid) of any Tribunal, (iii) is disclosed to any Bank Party's Affiliates, auditors, attorneys, or agents provided such Persons are obligated to hold such information in confidence on the terms provided in this section), (iv) is furnished to any other Bank Party or to any purchaser or prospective purchaser of participations or other interests in any Loan or Loan Document (provided each such purchaser or prospective purchaser first agrees to hold such information in confidence on the terms provided in this section), or (v) is disclosed in the course of enforcing its rights and remedies during the existence of an Event of Default.

         Section 10.7. GOVERNING LAW; SUBMISSION TO PROCESS. EXCEPT TO THE EXTENT THAT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY ELECTED IN A LOAN DOCUMENT, THE LOAN DOCUMENTS SHALL BE DEEMED CONTRACTS AND INSTRUMENTS MADE UNDER THE LAWS OF THE STATE OF TEXAS AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS AND THE LAWS OF THE UNITED STATES OF AMERICA, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. CHAPTER 346 OF THE TEXAS FINANCE CODE (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRI-PARTY ACCOUNTS) DOES NOT APPLY TO THIS AGREEMENT OR TO THE NOTES. THE OBLIGATIONS OF BORROWER FOR PAYMENT OF ALL AMOUNTS DUE UNDER THIS AGREEMENT AND THE LOAN DOCUMENTS ARE PERFORMABLE IN LOS ANGELES, CALIFORNIA, AND ALL OTHER OBLIGATIONS OF BORROWER UNDER THIS AGREEMENT AND THE LOAN DOCUMENTS ARE PERFORMABLE IN DALLAS COUNTY, TEXAS. BORROWER HEREBY IRREVOCABLY SUBMITS ITSELF AND EACH OTHER RESTRICTED PERSON TO THE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF TEXAS AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT OR ANY RESTRICTED PERSON IN ANY LEGAL PROCEEDING RELATING TO THE LOAN DOCUMENTS OR THE OBLIGATIONS BY ANY MEANS ALLOWED UNDER TEXAS OR FEDERAL LAW. ANY LEGAL PROCEEDING ARISING OUT OF OR IN ANY WAY RELATED TO ANY OF THE LOAN DOCUMENTS SHALL BE BROUGHT AND LITIGATED EXCLUSIVELY IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION, TO THE EXTENT IT HAS SUBJECT MATTER JURISDICTION, AND OTHERWISE IN THE TEXAS DISTRICT COURTS SITTING IN DALLAS COUNTY, TEXAS. THE PARTIES HERETO HEREBY WAIVE AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, THAT ANY SUCH PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR THAT THE VENUE THEREOF IS IMPROPER, AND FURTHER AGREE TO A TRANSFER OF ANY SUCH PROCEEDING TO A FEDERAL COURT SITTING IN THE STATE OF TEXAS TO THE EXTENT THAT IT HAS SUBJECT MATTER JURISDICTION, AND OTHERWISE TO A STATE COURT IN DALLAS, TEXAS. IN FURTHERANCE THEREOF, BORROWER AND LENDERS EACH HEREBY ACKNOWLEDGE AND AGREE THAT IT WAS NOT INCONVENIENT FOR THEM TO NEGOTIATE AND RECEIVE FUNDING OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT IN SUCH COUNTY AND THAT IT WILL BE NEITHER INCONVENIENT NOR UNFAIR TO LITIGATE OR OTHERWISE RESOLVE ANY DISPUTES OR CLAIMS IN A COURT SITTING IN SUCH COUNTY. COPIES OF ANY SUCH PROCESS SO SERVED SHALL ALSO, IF PERMITTED BY LAW, BE SENT BY REGISTERED MAIL TO BORROWER AT ITS ADDRESS SET FORTH ON THE SIGNATURE PAGE BELOW, BUT THE FAILURE OF BORROWER TO RECEIVE SUCH COPIES SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS AS AFORESAID. BORROWER SHALL FURNISH TO LENDERS A CONSENT OF CT CORPORATION SYSTEM AGREEING TO ACT HEREUNDER PRIOR TO THE EFFECTIVE DATE OF THIS AGREEMENT. NOTHING HEREIN SHALL AFFECT THE RIGHT OF LENDERS TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF LENDERS TO BRING PROCEEDINGS AGAINST BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. IF FOR ANY REASON CT

CORPORATION SYSTEM SHALL RESIGN OR OTHERWISE CEASE TO ACT AS BORROWER'S AGENT, BORROWER HEREBY IRREVOCABLY AGREES TO (A) IMMEDIATELY DESIGNATE AND APPOINT A NEW AGENT ACCEPTABLE TO AGENT TO SERVE IN SUCH CAPACITY AND, IN SUCH EVENT, SUCH NEW AGENT SHALL BE DEEMED TO BE SUBSTITUTED FOR CT CORPORATION SYSTEM FOR ALL PURPOSES HEREOF AND (B) PROMPTLY DELIVER TO LENDERS THE WRITTEN CONSENT (IN FORM AND SUBSTANCE SATISFACTORY TO AGENT) OF SUCH NEW AGENT AGREEING TO SERVE IN SUCH CAPACITY.

         Section 10.8. LIMITATION ON INTEREST. Bank Parties, Restricted Persons and any other parties to the Loan Documents intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such Persons stipulate and agree that none of the terms and provisions contained in the Loan Documents shall ever be construed to create a contract to pay, for the use, forbearance or detention of money, interest in excess of the maximum amount of interest permitted to be charged by applicable Law from time to time in effect. Neither any Restricted Person nor any present or future guarantors endorsers, or other Persons hereafter becoming liable for payment of any Obligation shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable Law from time to time in effect, and the provisions of this section shall control over all other provisions of the Loan Documents which may be in conflict or apparent conflict herewith. Lenders expressly disavow any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of any Obligation is accelerated. If (a) the maturity of any Obligation is accelerated for any reason, (b) any Obligation is prepaid and as a result any amounts held to constitute interest are determined to be in excess of the legal maximum, or (c) any Lender or any other holder of any or all of the Obligations shall otherwise collect moneys which are determined to constitute interest which would otherwise increase the interest on any or all of the Obligations to an amount in excess of that permitted to be charged by applicable law then in effect, then all sums determined to constitute interest in excess of such legal limit shall, without penalty, be promptly applied to reduce the then outstanding principal of the related Obligations or, at such Lender's or holder's option, promptly returned to Borrower or the other payor thereof upon such determination. In determining whether or not the interest paid or payable, under any specific circumstance, exceeds the maximum amount permitted under applicable law, Lenders and Restricted Persons (and any other payors thereof) shall to the greatest extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the instruments evidencing the Obligations in accordance with the amounts outstanding from time to time thereunder and the maximum legal rate of interest from time to time in effect under applicable law in order to lawfully charge the maximum amount of interest permitted under applicable law. In the event applicable law provides for an interest ceiling under Chapter 303 of the Texas Finance Code, that ceiling shall be the weekly ceiling and shall be used when appropriate in determining the Highest Lawful Rate. As used in this section the term "applicable Law" means the Laws of the State of Texas or the Laws of the United States of America, whichever Laws allow the greater interest, as such Laws now exist or may be changed or amended or come into effect in the future.

         Section 10.9. TERMINATION; LIMITED SURVIVAL. In its sole and absolute discretion Borrower may at any time that no Obligations are owing elect in a written notice delivered to Agent to terminate this Agreement. Upon receipt by Agent of such a notice, if no Obligations are then owing this Agreement and all other Loan Documents shall thereupon be terminated and the parties thereto released from all prospective obligations thereunder. Notwithstanding the foregoing or anything herein to the contrary, any waivers or admissions made by any Restricted Person in any Loan Document, any Obligations under Sections 3.2 through 3.6, and any obligations which any Person may have to indemnify or compensate any Bank Party shall survive any termination of this Agreement or any other Loan Document. At the request and expense of Borrower, Agent shall prepare and execute all necessary instruments to reflect and effect such termination of the Loan

Documents. Agent is hereby authorized to execute all such instruments on behalf of all Lenders, without the joinder of or further action by any Lender.

         Section 10.10. SEVERABILITY. If any term or provision of any Loan Document shall be determined to be illegal or unenforceable all other terms and provisions of the Loan Documents shall nevertheless remain effective and shall be enforced to the fullest extent permitted by applicable Law.

         Section 10.11. COUNTERPARTS. This Agreement may be separately executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to constitute one and the same Agreement.

         Section 10.12. WAIVER OF JURY TRIAL, PUNITIVE DAMAGES, ETC. BORROWER AND EACH LENDER HEREBY KNOWINGLY, VOLUNTARILY, (A) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR DIRECTLY OR INDIRECTLY AT ANY TIME ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR ANY TRANSACTION CONTEMPLATED THEREBY OR ASSOCIATED THEREWITH, BEFORE OR AFTER MATURITY; (B) WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY "SPECIAL DAMAGES", AS DEFINED BELOW,
(C) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (D) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION. AS USED IN THIS SECTION, "SPECIAL DAMAGES" INCLUDES ALL SPECIAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES (REGARDLESS OF HOW NAMED), BUT DOES NOT INCLUDE ANY PAYMENTS OR FUNDS WHICH ANY PARTY HERETO HAS EXPRESSLY PROMISED TO PAY OR DELIVER TO ANY OTHER PARTY HERETO.

         Section 10.13. LETTER TRANSFER ORDERS. Agent agrees to hold the letter transfer orders and that none of such letters will be sent to the addressees thereof prior to the occurrence of an Event of Default, at which time Agent may, at its option, or shall if directed by Majority Lenders, in addition to the exercise of any of its other rights and remedies under the Loan Documents and at Law, send any or all of such letters, without liability to any Restricted Persons except for funds actually received by Agent with respect thereto.

         IN WITNESS WHEREOF, this Agreement is executed as of the date first written above.

                                NORTH COAST ENERGY, INC.
                                Borrower



                                By:  /s/ Omer Yonel
                                     ------------------------------------------
                                     Name: Omer Yonel
                                     Title: Chief Executive Officer


                                     Address:
                                     1993 Case Parkway
                                     Twinsburg, Ohio 44087
                                     Attention:  Chief Executive Officer

                                     Telephone: (330) 425-2330
                                     Telecopy:  (330) 405-3298

PERCENTAGE SHARE                UNION BANK OF CALIFORNIA, N.A.
----------------                Agent and Lender
34.615385%



                                By:  /s/ Carl Stutzman
                                     ------------------------------------------
                                     Name: Carl Stutzman
                                     Title: Senior Vice-President & Manager



                                By:  /s/ Gary Shekerjian
                                     ------------------------------------------
                                     Name: Gary Shekerjian
                                     Title: Vice President


                                Address for notice, Domestic Lending Office, and Eurodollar Lending Office:

                                4200 Lincoln Plaza
                                Dallas, Texas 75201
                                Attention: Randall L. Osterberg

                                Telephone: (214) 922-4200
                                Telecopy:  (214) 922-4209

PERCENTAGE SHARE                BANK ONE, TEXAS, N.A.,
----------------                a Lender
23.076923%



                                By:  /s/ Charles Kingswell-Smith
                                     ------------------------------------------
                                     Name: Charles Kingswell-Smith
                                     Title: First Vice President


                                Address for notice, Domestic Lending Office, and Eurodollar Lending Office:

                                910 Travis, 6th Floor
                                Houston, Texas 77252
                                Attention: Charles Kingswell-Smith

                                Telephone:  (713) 751-7803
                                Telecopy:    (713) 751-3544

PERCENTAGE SHARE                COMERICA BANK - TEXAS,
----------------                a Lender
23.076923%



                                By:  /s/ H. Vadgama
                                     ------------------------------------------
                                     Name: Huma Vadgama
                                     Title: Corporate Banking Officer


                                Address for notice, Domestic Lending Office, and Eurodollar Lending Office:

                                910 Louisiana, Suite 410
                                Houston, Texas 77002
                                Attention: Dan Steele

                                Telephone:    (713) 220-5640
                                Telecopy:     (713) 220-5650

PERCENTAGE SHARE                FORTIS CAPITAL CORP.,
----------------                a Lender
19.230769%



                                By:  /s/ Darrell W. Holley
                                     ------------------------------------------
                                     Name: Darrell W. Holley
                                     Title: Managing Director


                                By:  /s/ Christopher S. Parada
                                     ------------------------------------------
                                     Name: Christopher S. Parada
                                     Title: Vice-President


                                Address for notice, Domestic Lending Office, and Eurodollar Lending Office:

                                100 Crescent Ct., Ste. 1777
                                Dallas, Texas 75201
                                Attention: Deirdre Sandborn

                                Telephone: (214) 953-9304
                                Telecopy:  (214) 953-5892

                                                                      SCHEDULE 1


                               DISCLOSURE SCHEDULE
                               -------------------


[Provided by Borrower's General Counsel]

                                                                      SCHEDULE 2


                                SECURITY SCHEDULE

1. Restated and Amended Open End Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement from Borrower and the Partnerships to Agent to be recorded in Ohio and Pennsylvania (the "Borrower Mortgage").

2. Financing Statements executed by Borrower in connection with the Borrower Mortgage.

3. Restated and Amended Deed of Trust, Credit Line Deed of Trust, Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement from Peake Energy, Inc. to Agent to be recorded in Virginia, West Virginia and Kentucky (the "PEI Mortgage").

4. Financing Statements executed by Peake Energy, Inc. in connection with the PEI Mortgage.

5. Partnership Interest Pledge Agreement executed by Borrower in favor of Agent (the "Pledge Agreement").

6. Financing Statement executed by Borrower in connection with the Pledge Agreement.

7.       Security Agreement executed by Borrower (the "Security Agreement").

8. Financing Statement executed by Borrower in connection with the Security Agreement.

9.       Guaranty executed by Peake Energy, Inc.

                                                                      SCHEDULE 3


                               INSURANCE SCHEDULE
                               ------------------


                   [Provided by Borrower's General Counsel]

                                                                       EXHIBIT A


                                 PROMISSORY NOTE



$125,000,000                      Dallas, Texas              September 26, 2000

         FOR VALUE RECEIVED, the undersigned, North Coast Energy, a Delaware corporation (herein called "Borrower"), hereby promises to pay to the order of Union Bank of California, N.A., a national banking association (herein called "Lender"), the principal sum of ONE HUNDRED TWENTY-FIVE MILLION DOLLARS ($125,000,000), or, if greater or less, the aggregate unpaid principal amount of the Loan made under this Note by Lender to Borrower pursuant to the terms of the Credit Agreement (as hereinafter defined), together with interest on the unpaid principal balance thereof as hereinafter set forth, both principal and interest payable as herein provided in lawful money of the United States of America at the offices of the Agent under the Credit Agreement, 445 South Figueroa Street, Los Angeles, California 90071, or at such other place as from time to time may be designated by the holder of this Note.

         This Note (a) is issued and delivered under that certain Credit Agreement of even date herewith among Borrower, Union Bank of California, N.A., as Agent, and the Lenders (including Lender) referred to therein (herein, as from time to time supplemented, amended or restated, called the "Credit Agreement"), and is a "Note" as defined therein, (b) is subject to the terms and provisions of the Credit Agreement, which contains provisions for payments and prepayments hereunder and acceleration of the maturity hereof upon the happening of certain stated events, and (c) is secured by and entitled to the benefits of certain Security Documents (as identified and defined in the Credit Agreement). Payments on this Note shall be made and applied as provided herein and in the Credit Agreement. Reference is hereby made to the Credit Agreement for a description of certain rights, limitations of rights, obligations and duties of the parties hereto and for the meanings assigned to terms used and not defined herein and to the Security Documents for a description of the nature and extent of the security thereby provided and the rights of the parties thereto.

         For the purposes of this Note, the following terms have the meanings assigned to them below:

                  "Base Rate Payment Date" means (i) the last day of each calendar quarter, beginning September 30, 2000, and continuing regularly on the last day of each September, December, March and June thereafter, and (ii) any day on which past due interest or principal is owed hereunder and is unpaid. If the terms hereof or of the Credit Agreement provide that payments of interest or principal hereon shall be deferred from one Base Rate Payment Date to another day, such other day shall also be a Base Rate Payment Date.

                  "Eurodollar Rate Payment Date" means, with respect to any Eurodollar Loan: (i) the day on which the related Interest Period ends (and, if such Interest Period is three months or longer, the three-month anniversary of the first day of such Interest Period), and
         (ii) any day on which past due interest or past due principal is owed hereunder with respect to such Eurodollar Loan and is unpaid. If the terms hereof or of the Credit Agreement provide that payments of interest or principal with respect to such Eurodollar Loan shall be deferred from one Eurodollar Rate Payment Date to another day, such other day shall also be a Eurodollar Rate Payment Date.

         The principal amount of this Note shall be due and payable in full on September 26, 2005.

         Lender's Base Rate Loans from time to time outstanding shall bear interest on each day outstanding at the Base Rate in effect on such day; unless the Default Rate shall apply as provided below. On each Base Rate Payment Date, Borrower shall pay to the holder hereof all unpaid interest which has accrued on the Base Rate Loans to but not including such Base Rate Payment Date. Each Eurodollar Loan shall bear interest on each day during the related Interest Period at the related Eurodollar Rate in effect on such day; unless the Default Rate shall apply as provided below. On each Eurodollar Rate Payment Date relating to such Eurodollar Loan, Borrower shall pay to the holder hereof all unpaid interest which has accrued on such Eurodollar Loan to but not including such Eurodollar Rate Payment Date. All past due principal of and past due interest on each Loan shall bear interest on each day outstanding at the Default Rate in effect on such day, notwithstanding the foregoing provisions of this paragraph, on or after ten days following the occurrence of an Event of Default, and during the continuance thereof, each Loan shall bear interest at the Default Rate. All interest at the Default Rate shall be due and payable daily as it accrues. Notwithstanding the foregoing provisions of this paragraph: (a) this Note shall never bear interest in excess of the Highest Lawful Rate, and (b) if at any time the rate at which interest is payable on this Note is limited by the Highest Lawful Rate (by the foregoing clause (a) or by reference to the Highest Lawful Rate in the definitions of Base Rate, Eurodollar Rate, and Late Payment
Rate), this Note shall bear interest at the Highest Lawful Rate and shall continue to bear interest at the Highest Lawful Rate until such time as the total amount of interest accrued hereon equals (but does not exceed) the total amount of interest which would have accrued hereon had there been no Highest Lawful Rate applicable hereto.

         Notwithstanding the foregoing paragraph and all other provisions of this Note, in no event shall the interest payable hereon, whether before or after maturity, exceed the maximum interest which, under applicable law, may be charged on this Note, and this Note is expressly made subject to the provisions of the Credit Agreement which more fully set out the limitations on how interest accrues hereon. In the event applicable law provides for a ceiling under Chapter 303 of the Texas Finance Code, that ceiling shall be the weekly rate ceiling and shall be used in this Note for calculating the Highest Lawful Rate and for all other purposes. The term "applicable law" as used in this Note shall mean the laws of the State of Texas or the laws of the United States, whichever laws allow the greater interest, as such laws now exist or may be changed or amended or come into effect in the future.

         If this Note is placed in the hands of an attorney for collection after default, or if all or any part of the indebtedness represented hereby is proved, established or collected in any court or in any bankruptcy, receivership, debtor relief, probate or other court proceedings, Borrower and all endorsers, sureties and guarantors of this Note jointly and severally agree to pay reasonable attorneys' fees and collection costs to the holder hereof in addition to the principal and interest payable hereunder.

         Borrower and all endorsers, sureties and guarantors of this Note hereby severally waive demand, presentment, notice of demand and of dishonor and nonpayment of this Note, protest, notice of protest, notice of intention to accelerate the maturity of this Note, declaration or notice of acceleration of the maturity of this Note, diligence in collecting, the bringing of any suit against any party and any notice of or defense on account of any extensions, renewals, partial payments or changes in any manner of or in this Note or in any of its terms, provisions and covenants, or any releases or substitutions of any security, or any delay, indulgence or other act of any trustee or any holder hereof, whether before or after maturity.

         THIS NOTE AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW), EXCEPT TO THE EXTENT THE SAME ARE GOVERNED BY APPLICABLE FEDERAL LAW.



                                            NORTH COAST ENERGY, INC.,
                                            Borrower



                                            By:
                                                -------------------------------
                                                Name:
                                                Title:

                                                                       EXHIBIT B


                                BORROWING NOTICE


         Reference is made to that certain Credit Agreement dated as of September 26, 2000 (as from time to time amended, the "Agreement"), by and among North Coast Energy, Inc. ("Borrower"), Union Bank of California, N.A., as Agent, and certain financial institutions ("Lenders"). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement. Pursuant to the terms of the Agreement, Borrower hereby requests a Borrowing of new Loans to be advanced pursuant to Section 2.1 of the Agreement as follows:

         Aggregate amount of Borrowing:                                          $
                                                                                  ----------------

         Type of Loans in Borrowing:

         Date on which Loans are to be advanced:
                                                                                  ----------------

         Length of Interest Period for Eurodollar Loans (1, 2, or 3 months):                       Months
                                                                                  ----------------

         If combined with existing Loans, see attached Continuation/Conversion Notice.


         To induce Lenders to make such Loans, Borrower hereby represents, warrants, acknowledges, and agrees to and with Agent and each Lender that:

                  (a) The officer of Borrower signing this instrument is the duly elected, qualified and acting officer of Borrower as indicated below such officer's signature hereto having all necessary authority to act for Borrower in making the request herein contained.

                  (b) The representations and warranties of Restricted Persons set forth in the Agreement and the other Loan Documents are true and correct on and as of the date hereof (except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof.

                  (c) There does not exist on the date hereof any condition or event which constitutes a Default which has not been waived in writing as provided in Section 10.1(a) of the Agreement; nor will any such Default exist upon Borrower's receipt and application of the Borrowing requested hereby. Borrower will use the Loans hereby requested in compliance with Section 2.4 of the Agreement.

                  (d) Except to the extent waived in writing as provided in
         Section 10.1(a) of the Agreement, each Restricted Person has performed and complied with all agreements and conditions in the Agreement required to be performed or complied with by such Restricted Person on or prior to the date hereof, and each of the conditions precedent to Loans contained in the Agreement remains satisfied.

                  (e) Facility Usage, after the making of the Loans requested hereby, will not be in excess of the Borrowing Base on the date requested for the making of such Loans.

                  (f) The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 10.1(a) of the Agreement. The Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

         IN WITNESS WHEREOF, this instrument is executed on behalf of Borrower by the undersigned in his capacity as an officer of Borrower as of ____________, 20__.



                                 NORTH COAST ENERGY, INC., Borrower



                                 By:
                                     ------------------------------------------
                                     Name:
                                     Title:

                                                                       EXHIBIT C


                         CONTINUATION/CONVERSION NOTICE

         Reference is made to that certain Credit Agreement dated as of September 26, 2000 (as from time to time amended, the "Agreement"), by and among North Coast Energy, Inc., as Borrower, Union Bank of California, N.A., as Agent, and the lenders referred to therein ("Lenders"). Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

         Borrower hereby requests a conversion or continuation of existing Loans into a new Borrowing pursuant to Section 2.3 of the Agreement as follows:

         Existing Borrowing(s) to be continued or converted:

                  $______________ of Eurodollar Loans with Interest Period
                                  ending ________________

                  $______________ of Base Rate Loans

         If being combined with new Loans, $____________ of new Loans to be advanced on _______________.

         Aggregate amount of new Borrowing:               $__________________

         Type of Loans in new Borrowing:                   __________________

         Date of continuation or conversion:               __________________

         Length of Interest Period for Eurodollar
         Loans(1, 2 or 3 months):                          ___________ months

         To meet the conditions set out in the Agreement for such conversion/continuation, Borrower hereby represents, warrants, acknowledges, and agrees to and with Agent and each Bank Party that:

                  (a) The officer of Borrower signing this instrument is the duly elected, qualified and acting officer of Borrower as indicated below such officer's signature hereto having all necessary authority to act for Borrower in making the request herein contained.

                  (b) There does not exist on the date hereof any condition or event which constitutes a Default which has not been waived in writing as provided in Section 10.1(a) of the Agreement; nor will any such Default exist upon Borrower's receipt and application of the Loans requested hereby.

                  (c) The Loan Documents have not been modified, amended or supplemented by any unwritten representations or promises, by any course of dealing, or by any other means not provided for in Section 10.1(a) of the Agreement. The Agreement and the other Loan Documents are hereby ratified, approved, and confirmed in all respects.

         The officer of Borrower signing this instrument hereby certifies that, to the best of his knowledge after due inquiry, the above representations, warranties, acknowledgments, and agreements of Borrower are true, correct and complete.

         IN WITNESS WHEREOF, this instrument is executed as of ____________, 20__.



                                        NORTH COAST ENERGY, INC., Borrower



                                        By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                                                       EXHIBIT D


                            CERTIFICATE ACCOMPANYING
                              FINANCIAL STATEMENTS
                              --------------------


         Reference is made to that certain Credit Agreement dated as of September 26, 2000 (as from time to time amended, the "Agreement"), by and among North Coast Energy, Inc. ("Borrower"), Union Bank of California, N.A., as Agent, and certain financial institutions ("Lenders"), which Agreement is in full force and effect on the date hereof. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

         This Certificate is furnished pursuant to Section 5.6 of the Agreement. Together herewith Borrower is furnishing to Agent and each Lender Borrower's *[audited/unaudited] financial statements (the "Financial Statements") as at ____________ (the "Reporting Date"). Borrower hereby represents, warrants, and acknowledges to Agent and each Lender that:

                  (a) the officer of Borrower signing this instrument is the duly elected, qualified and acting ____________ of Borrower and as such is Borrower's chief financial officer;

                  (b) the Financial Statements are accurate and complete and satisfy the requirements of the Agreement;

                  (c) attached hereto is a Schedule of Calculations showing Borrower's [compliance/non-compliance] as of the Reporting Date with the requirements of Sections ____________ of the Agreement;

                  (d) on the Reporting Date, Borrower was, and on the date hereof Borrower is, in full compliance with the disclosure requirements of Section 6.4(d) of the Agreement, and no Default otherwise existed on the Reporting Date or otherwise exists on the date of this instrument *[except for Default(s) under Section(s) ____________ of the Agreement, which *[is/are] more fully described on a schedule attached hereto].

                  (e) *[Unless otherwise disclosed on a schedule attached hereto,] The representations and warranties of Borrower set forth in the Agreement and the other Loan Documents are true and correct on and as of the date hereof (except to the extent that the facts on which such representations and warranties are based have been changed by the extension of credit under the Agreement), with the same effect as though such representations and warranties had been made on and as of the date hereof.

        The officer of Borrower signing this instrument hereby certifies that he has reviewed the Loan Documents and the Financial Statements and has otherwise undertaken such inquiry as is in his opinion necessary to enable him to express an informed opinion with respect to the above representations, warranties and acknowledgments of Borrower and, to the best of his knowledge, such representations, warranties, and acknowledgments are true, correct and complete.

        IN WITNESS WHEREOF, this instrument is executed on behalf of Borrower by the undersigned in his capacity as an officer of Borrower as of ____________, 20__.




                                          NORTH COAST ENERGY, INC., Borrower



                                          By:
                                              ---------------------------------
                                              Name:
                                              Title:

                                                                       EXHIBIT G


                       ASSIGNMENT AND ACCEPTANCE AGREEMENT

                           Date _______________, 200__


         Reference is made to that certain Credit Agreement dated as of September 26, 2000 (as from time to time amended, the "Agreement"), by and among North Coast Energy, Inc., as Borrower, ("Borrower"), Union Bank of California, N.A., as Agent, and certain financial institutions ("LENDERS"), which Agreement is in full force and effect on the date hereof. Terms which are defined in the Agreement are used herein with the meanings given them in the Agreement.

         ____________________ ("Assignor") and ____________________ ("Assignee")
hereby agree as follows:

         1. Assignor hereby sells and assigns to Assignee without recourse and without representation or warranty (other than as expressly provided herein), and Assignee hereby purchases and assumes from Assignor, that interest in and to all of Assignor's rights and duties under the Agreement as of the date hereof which represents the percentage interest specified in Item 3 of Annex I hereto (the "Assigned Share") of all of the outstanding rights and obligations of all Lenders under the Agreement, including, without limitation, all rights and obligations with respect to the Assigned Share in Assignor's Loans and Note. After giving effect to such sale and assignment, Assignee's Percentage Share (and Assignor's remaining Percentage Share) will be as set forth in Item 3 of Annex I hereto.

         2. Assignor: (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement, the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement, the other Loan Documents or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrower, any of its Subsidiaries, any other Related Person or the performance or observance by any of them of any of their respective obligations under the Agreement, the other Loan Documents, or any other instrument or document furnished pursuant thereto.

         3. Assignee: (i) confirms that it has received a copy of the Agreement, together with copies of the financial statements most recently delivered thereunder and such other Loan Documents and other documents and information as it has deemed appropriate to make its own analysis of Borrower and the transactions contemplated by the Agreement and its own independent decision to enter into this Assignment and Acceptance Agreement; (ii) agrees that it will, independently and without reliance upon Assignor or any other Bank Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement; (iii) confirms that it is a an Eligible Transferee under the Agreement; (iv) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Agreement and the other Loan Documents as are specifically delegated to them, together with all other powers reasonably incidental thereto; and (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be performed by it as a Lender (including the obligation to make future Loans). [; and (vi) attaches the "Prescribed Forms" described in Section 3.6(d) of the Agreement.].

         4. Following the execution of this Assignment and Acceptance Agreement by Assignor and Assignee, an executed original hereof (together with all attachments) will be delivered to Agent. The effective date of this Assignment and Acceptance Agreement (the "Settlement Date") shall be the date specified in
Item 4 of Annex I hereto; provided that this Assignment and Acceptance Agreement shall not be deemed to have taken effect unless (i) the consent hereto of Agent and Borrower has been obtained (to the extent required in the Agreement), (ii) Agent has received a fully executed original hereof, and (iii) Agent has received the processing fee (if required) which is referred to in Section 10.5(c)(ii) of the Agreement.

         5. Upon the satisfaction of the foregoing conditions, then as of the Settlement Date: (i) Assignee shall be a party to the Agreement and, to the extent provided in this Assignment and Acceptance Agreement, have the rights and obligations of a Lender thereunder and under the other Loan Documents and (ii) Assignor shall, to the extent provided in this Assignment and Acceptance Agreement, relinquish its rights and be released from its duties under the Agreement and the other Loan Documents.

         6. All interest, fees and other amounts that would otherwise accrue pursuant to the Agreement and Assignor's Note for the account of Assignor from and after the Settlement Date shall, instead accrue for the account of, and be payable to, Assignor and Assignee, as the case may be, in accordance with their respective interests as reflected in Item 3 to Annex I hereto. All payments of principal that would otherwise be payable from and after the Settlement Date to or for the account of Assignor pursuant to the Agreement and Assignor's Note shall, instead, be payable to or for the account of Assignor and Assignee, as the case may be, in accordance with their respective interests as reflected in
Item 3 to Annex I hereto. On the Settlement Date, Assignee shall pay to Assignor an amount specified by Assignor in writing which represents the portion of Assignor's Loans which is being assigned and which is outstanding on the Settlement Date, net of any closing costs. Assignor and Assignee shall make all appropriate adjustments in payments under the Agreement for periods prior to the Settlement Date directly between themselves on the Settlement Date.

         7. Each of the parties to this Assignment and Acceptance Agreement agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Assignment and Acceptance Agreement.

         8. This Assignment and Acceptance Agreement shall be governed by, and construed in accordance with, the Laws of the State of Texas.

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Assignment and Acceptance Agreement, as of the date first above written, such execution also being made on Annex I hereto.



                                  [NAME OF ASSIGNOR], as Assignor
                                                              -


                                  By:
                                     --------------------------------
                                     Title:

                                  [NAME OF ASSIGNEE], as Assignee


                                  By:
                                     --------------------------------
                                     Title:


CONSENTED TO AND ACKNOWLEDGED:

UNION BANK OF CALIFORNIA, N.A., as Agent


By:
   --------------------------------------
   Title:

                  ANNEX FOR ASSIGNMENT AND ACCEPTANCE AGREEMENT


1.       Borrower: North Coast Energy, Inc.

2.       Date of Assignment Agreement:

3.       Amounts (as of date of item #2 above):

                                                 Assignor            Assignee
                                               (As Revised)            (New)
                                               ------------          -------

         a. Percentage Share                   ____________%         ________%

4.       Settlement Date:

5.       Notices:

         ASSIGNEE:

         --------------------
         --------------------
         --------------------
         Attention:
         Telephone:
         Telecopy:

6.       Wiring Instructions:

         --------------------
         --------------------
         --------------------